UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Anterix™

Notice of 2022 Annual Meeting of Stockholders & Proxy Statement

9:30 AM EDT
August 10, 2022
www.virtualshareholdermeeting.com/atex2022

WHERE UTILITY MEETS CONNECTIVITY

Anterix.com

3 Garret Mountain Plaza | Suite 401
Woodland Park, New Jersey 07424

June 30, 2022
To The Stockholders of Anterix Inc.
Anterix is built on the proposition that the modern grid requires a modern communications platform. That proposition has never been more relevant than it is today. Cybersecurity threats, the move toward clean and distributed energy, the electrification of multiple sectors of the economy, and more, all point toward the need for utilities to evolve and re-think the foundational communications capabilities that can address each element of this new reality. Our mission—to become the de facto private wireless solution for the utility sector—is premised on providing utilities with an industry-wide answer to their communications needs.
As Fiscal 2022 demonstrated, utilities across the country have embraced a transition to clean, renewable energy resources to fight climate change. Our work this year with the Department of Energy’s National Renewable Energy Lab highlighted the role we can play in that transition. As cybersecurity concerns became front page news, we successfully launched our Security Collective, which will provide utilities with a suite of solutions from six of the nation’s leading security companies. And to address current and future needs of the sector, we successfully expanded our Active Ecosystem Program to over seventy-five innovative companies.
These efforts align with the recently enacted Infrastructure, Investment and Jobs Act. Not only does this legislation provide substantial resources that could help broaden and speed the deployment of utility private broadband networks, but it also serves to highlight the importance of such networks in achieving national priorities such as decarbonization, wildfire mitigation, and broadband deployment to close the digital divide.
Beyond our mission's impact on the larger global community, we’re committed to driving environmental sustainability, building an inclusive organization that values employee well-being and invests in their careers, and maintaining a high standard of corporate governance. We strongly believe this approach is fundamental to our business culture and overall success, serving our stockholders, and maintaining our integrity in the marketplace. It flows through to our Board of Directors, a diverse group with a female lead independent Director.
Our committed team—including our employees, Board, and partners— is focused on helping the utility industry reach its meaningful goals. As detailed in this Proxy Statement, in Fiscal 2022 we moved significantly closer to realizing our mission of being the industry’s de facto wireless broadband solution. We are a small but dynamic company implementing a grand vision, so each of us is personally responsible for our considerable progress. And for this we are particularly grateful.
With that insight into who we are and how we align with emerging trends in the utility sector and our country, we are pleased to invite you to join us at the 2022 Annual Meeting of Stockholders of Anterix Inc. (the “2022 Annual Meeting”). The meeting will be conducted virtually via live audio webcast on August 10, 2022, at 9:30 am Eastern time. You can attend, vote your shares, and submit your questions during the meeting via live audio webcast at www.virtualshareholdermeeting.com/atex2022.
The enclosed materials include a Notice of Meeting, Proxy Statement, proxy card, self-addressed pre-paid envelope, and Annual Report to Stockholders for the fiscal year ended March 31, 2022.
We hope you can attend and participate in the virtual meeting. Whether or not you plan to attend the 2022 Annual Meeting via live webcast, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone, or internet. The proxy card materials provide details on authorizing a proxy to vote by these three methods.

We look forward to receiving your proxy and thank you for your continued support of Anterix.

Sincerely,

Morgan E. O’Brien	Robert H. Schwartz
Executive Chairman of the Board	President and Chief Executive Officer

On or about July 1, 2022, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed proxy card to all stockholders entitled to vote at the 2022 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2022 annual report on Form 10-K, which includes our financial statements for Fiscal 2022.

3 Garret Mountain Plaza | Suite 401
Woodland Park, New Jersey 07424
Notice of 2022 Annual Meeting of Stockholders
August 10, 2022
9:30 a.m., Eastern Time
Via Live Audio Webcast: www.virtualshareholdermeeting.com/atex2022

The virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Anterix Inc. will be held on August 10, 2022, at 9:30 a.m., Eastern Daylight Time. You can attend the Annual Meeting via the internet, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/atex2022.
Items of Business:
1.Election of Directors: Elect eight (8) directors nominated by our Board of Directors ("Board"), each to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.Advisory Vote on Executive Compensation: Approve on a non-binding, advisory basis, the compensation of the named executive officers;
3.Ratification of Independent Registered Public Accounting Firm: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
4.Other Business: Consider any other business that is properly brought before the meeting.
Record Date:
Stockholders of record at the close of business on June 15, 2022 (“Record Date”) are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.
Proxy Voting:
All stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to read this Proxy Statement and vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone, mail, and internet voting are available. Please refer to the instructions in this Proxy Statement and on your proxy card for specific voting instructions. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. Please refer to the section “Additional Information” for detailed information on accessing the meeting, voting, and asking questions at the meeting.
By Order of the Board of Directors,
Gena L. Ashe
Chief Legal Officer and Corporate Secretary
Woodland Park NJ  |  June 30, 2022
Important notice regarding the availability of proxy materials for the 2022 Annual Meeting of Stockholder: This Proxy Statement for the 2022 Annual Meeting of Stockholders, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2022 (filed with the SEC on May 26, 2022) and the proxy card or voting instruction form are available on our website at www.investors.anterix.com/financials/annual-reports-and-proxies.

2022 Proxy Statement Summary
To assist you in reviewing the Proxy Statement, we call your attention to the following summary information about the 2022 Annual Meeting of Stockholders. For complete information, please carefully review the entire Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2022 (“Fiscal 2022”) before voting.
Annual Meeting of Stockholders

Date and Time	August 10, 2022, at 9:30 a.m. Eastern Daylight Time
Place	Live audio webcast at www.virtualshareholdermeeting.com/atex2022
Record Date	June 15, 2022
Voting	If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the close of business on the Record Date, you may vote your shares. See the “General Information—Voting Instructions” in this Proxy Statement for more details regarding how you may vote your shares.
If you need technical support to access the Annual Meeting, there will be a toll-free number and an international number available on the website to assist you. Technical support will be available 15 minutes before the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
Proposals and Voting Recommendations

Item	Board Recommendation	Page Reference (for more detail)
(1) Election of Directors	✓ FOR each nominee	17
(2) Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	✓FOR	38
(3) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	✓FOR	63

How to Cast Your Vote
You have four different methods to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet	By Telephone	By Mail	At the Meeting

Vote 24/7 www.proxyvote.com by 11:59 pm ET, August 9, 2022	Dial toll-free 24/7 800-690-6903 by 11:59 pm ET, August 9, 2022	Vote, sign and send by pre-paid mail before the Annual Meeting	Vote at www.virtualshareholdermeeting.com/atex2022 during the Annual Meeting

Highlights — Fiscal 2022

Corporate Governance
Good corporate governance is a critical factor in our continued success, and it also helps to better align management and stockholder interests. You can access key governing documents such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters of each committee of the Board of Directors at www.anterix.com in the “Investors” section. Our Board has adopted strong governance structures and practices to enhance our independent oversight, effectiveness, and accountability to stockholders, as reflected below.

Strong Governance Practices
Annual Director Elections (No Classified Board)
Majority Voting for Director Elections
Board Has Adopted Corporate Governance Guidelines
No Related Party Transactions with Officers and Directors
No Actions Taken to Reduce Stockholder Rights
No Family Relationships Among Officers and Directors
Committee Oversight of ESG

Board Structure	Committees, Attendance and Commitments	Stockholder Engagement
•Size of Board – 8 – Set by Board	•Annual review of Board and Committee Qualifications	•Regular Stockholder Engagement
•6 of 8 Nominees Independent	•Diverse Background, Experience and Skills	•Communication Process for Stockholders to Communicate with our Board
•Separate Chairman and CEO	•All Directors with > 1 year of service own stock in line with the Stock Ownership Guidelines
•Lead Independent Director	•Independent Chair for All Committees
•Annual Board Self-Evaluation	•CEO Serves on < 2 Outside Boards
•Regular Executive Sessions	•Independent Nominees Serve on < 4 Outside Boards

Board Tenure and Diversity

Director Nominees

	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Public Co. Boards
Leslie B. Daniels	75	2020					✓	GAMCO Investors, Inc., Redwire Corporation
Gregory A. Haller	55	2018					✓
Singleton B. McAllister*	70	2018					✓	Alliant Energy Corp.; Chart Industries, Inc.; Securitas Infrastructure Services (Proxy Board)
Morgan E. O’Brien**	77	2012
Gregory A. Pratt	73	2020					✓	Carpenter Technology Corp.; Tredegar Corporation
Paul Saleh	65	2016					✓
Robert H. Schwartz	56	2020
Mahvash Yazdi	70	2021					✓	NorthWestern Energy

= Chair	AC = Audit Committee
= Member	CC = Compensation Committee
* = Lead Independent Director	NCGC = Nominating and Corporate Governance Committee
** = Board Chair	SC = Strategy Committee

Board Skills Matrix

Experience, Expertise, or Attribute	Daniels	Haller	McAllister	O'Brien	Pratt	Saleh	Schwartz	Yazdi

CEO/Sr. Executive	✓	✓	✓	✓	✓	✓	✓	✓
Telecom		✓		✓		✓	✓	✓
Regulatory	✓		✓	✓			✓	✓
Early Stage/ Hyper-Growth		✓		✓	✓	✓	✓
Financial Acumen	✓	✓	✓	✓	✓	✓	✓	✓
Utilities			✓					✓
Prior Public Board	✓		✓	✓	✓	✓		✓
Technology		✓	✓	✓	✓	✓	✓	✓
M&A	✓	✓		✓	✓	✓	✓	✓
Governance	✓		✓		✓			✓
Risk	✓		✓	✓	✓	✓	✓	✓

Key Elements of Executive Compensation

The Compensation Discussion and Analysis provides a detailed description of the material elements of our compensation program for our named executive officers during Fiscal 2022. It also provides an overview of our executive officer compensation philosophy, updated in Fiscal 2022, and the factors our Compensation Committee considered when making specific compensation decisions for our named executive officers for Fiscal 2022.
Our Board has a Compensation Committee comprised of three independent directors in accordance with the rules and regulations established by the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Exchange ("NASDAQ"). Our Board and Compensation Committee each believe that adopting appropriate and sound compensation programs and practices is fundamental to our business's overall success and aligning our executive officers' interests with our stockholders' interests.
Compensation Practices
Our Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the current executive compensation practices utilized by the Compensation Committee to tie compensation to company performance and serve our stockholders’ long-term interests:

• Independent Compensation Committee Members	• Executive Compensation Recoupment Policy (“Claw-back”)
• Independent Compensation Consultant	• No Tax Gross Ups
• Peer Group Used To Assess Pay Practices	• No Evergreen Provision
• Stock Ownership Guidelines for Directors and Executives	• No Multi-Year Guaranteed Bonuses
• Conduct Annual Compensation Risk Assessment	• No Repricing Allowed without Stockholder Approval
• Mix of Long-Term Equity Incentive Awards	• No Guaranteed Term Employment Agreements
• Annual Bonus Tied to Performance	• Prohibit Hedging or Pledging Stock
• Consider Feedback from Stockholder Outreach	• Limited Perquisites Offered to Executives
• Reasonable Severance Terms

Compensation Philosophy
We believe that to be successful, we must hire and retain talented leadership. Our compensation programs recognize the significant competition for qualified executives in our industry and are designed to attract, retain and motivate critical talent and align executive pay with individual and company performance and long-term value creation for our stockholders.
Accordingly, the Compensation Committee adopted the following Compensation Philosophy for our executive officers and other senior management:
•Attract and Retain — Attract, motivate, and retain the critical talent that will continue to grow our business.
•Align Pay for Performance — Pay our executives in line with their performance consistent with our business objectives.
•Align Executive Compensation with Stockholder Interests — Achieve long-term business success and deliver strong and sustainable returns to our stockholders.
Executive Compensation Elements
To effect the Compensation Philosophy, our Compensation Committee reviewed and approved the annual compensation of our named executive officers consisting of three principal elements: (i) annual base salary, (ii) an annual performance-based bonus program, payable in cash and/or shares of common stock; and (ii) long-term equity awards consisting of time-based and/or performance-based equity awards. The elements of our executive compensation program are summarized below and further discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

For Fiscal 2022, a portion of each named executive officer’s compensation was comprised of “at-risk” compensation, or compensation tied to the achievement of annual performance goals.

Base Salaries: Base salaries are designed to provide a stable source of income for our named executive officers and are established through arms-length negotiations when an executive officer is hired, with input from our compensation consultant. The Compensation Committee evaluates base salaries each year based on an independent review of market conditions and an internal assessment of each named executive officer's performance and position in range. For Fiscal 2022, the annual base salaries for our named executive officers, other than Mr. O’Brien, remained the same as those provided in Fiscal 2021. Mr. O’Brien’s Fiscal 2022 base salary was increased in recognition of his positive impact and contributions to the Company and to align with external benchmarks.
Short-Term Incentive Program: Through our short-term annual bonus incentive program (the “Short-Term Incentive Program”), a portion of each named executive officer’s compensation is tied to achieving annual performance goals.
Each named executive officer’s short-term annual incentive payment at 66% of target was driven in part by strong performance in relation to two of our financial goals related to EBITDA and ending cash balance. As a result of the exceptional performance of our management team, both of these goals were achieved at 100% of target or better. In addition, each named executive officer made significant contributions in relation to our short-term and long-term strategic goals, which were factored into determining the short-term incentive payments. While we fell short of our corporate performance goal related to customer proceeds contracted, we made progress in priming our customer pipeline and reconfirmed our prior guidance for the year ending March 31, 2024.
2022 Short-Term Incentive Program Results

Metric	Weight	Result	Payout
EBITDA	15%	106%*	15%
Cash Balance	15%	110%*	15%
Customer Proceeds Contracted	50%	12%	6%
Individual Performance	20%	150%	30%
Total Payout			66%
*Notwithstanding the fact that we achieved greater than 100% of the targets for these goals, the accompanying portion of the bonus payout to the named executive officers for these targets is capped at 100%.
Long-Term Incentive Equity Program: Long-term equity incentives represent the third and largest component of our executive compensation program. For Fiscal 2022, our Compensation Committee determined to issue time-based equity awards (RSUs and stock options) to align the interests of executives with our stockholders, to promote retention and to reinforce an ownership culture and a commitment to our long-term success.

Importantly, we also believe that granting time-based stock options to our named executive officers is consistent with our philosophy of tying overall compensation to performance.

Proxy Statement for the
2022 Annual Meeting of Stockholders
Virtual | August 10, 2022

General Information
Voting Instructions
If you are a stockholder of record, you can vote in the following ways:
1.By Internet: by following the internet voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 9, 2022.
2.By Telephone: by following the telephone voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 9, 2022.
3.By Mail: by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received before the Annual Meeting.
4.At the Annual Meeting: by attending the Annual Meeting at www.virtualshareholdermeeting.com/atex2022 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later are unable to participate in the Annual Meeting.
If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee. Shares held in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares.
On or about June 30, 2022, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed proxy card to all stockholders entitled to vote at the 2022 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2022 annual report on Form 10-K, which includes our financial statements for Fiscal 2022.

Proxies
All shares represented by a proxy will be voted at the Annual Meeting. When a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, and in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. If any other business may properly come before the Annual Meeting, the proxies are authorized to vote at their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
If a broker, bank, trustee, or other nominee exercising fiduciary powers holds your shares (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement. Your broker, bank, trustee, or nominee may vote your shares on Proposal 3 but will not be permitted to vote your shares for other proposals unless you provide instructions on how to vote your shares. Please note that if your shares are held of record by a broker, bank, trustee, or nominee, and you wish to vote at the meeting, you will not be permitted to vote online at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.
Proxy Revocation Procedure
If you are a stockholder of record, you may revoke your proxy:
1.by written notice of revocation mailed to and received by the Chief Legal Officer and Corporate Secretary of the Company before the date of the Annual Meeting;
2.by voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 9, 2022;
3.by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken before 11:59 p.m. Eastern Daylight Time on August 9, 2022); or
4.by attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.
If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending and voting during the Annual Meeting.
Voting Results
We will announce preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC.
Important notice regarding the availability of proxy materials for the 2022 Annual Meeting of Stockholders: This Proxy Statement for the 2022 Annual Meeting of Stockholders, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2022 (filed with the SEC May 26, 2022) and the proxy card or voting instruction form are available on our website at www.investors.anterix.com/financials/annual-reports-and-proxies.

Election of Directors
At the Annual Meeting, our stockholders will vote on the election of eight directors to serve until our 2023 Annual Meeting and until their respective successors are elected and qualified.
Election Process and Recommendation
In an uncontested election, the directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.
We have also implemented a majority voting policy for director resignations, which is applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in circumstances involving contested director elections.
All of our nominees have indicated their willingness to serve if elected. If any nominee should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.
Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

ü✓	THE BOARD RECOMMENDS A VOTE FOR EACH OF OUR DIRECTOR NOMINEES

Director Nominees
Our Board, based on the recommendation of our Nominating and Corporate Governance Committee, has nominated all of our eight existing directors for re-election. The Director nominees are proven leaders with a broad range of competencies, professional experience, and backgrounds. All of the nominees were elected at the 2021 Annual Meeting, with each of the directors receiving at least 81.5% of the votes cast in favor of their election.
In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty, and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Public Co. Boards
Leslie B. Daniels	75	2020					✓	GAMCO Investors, Inc., Redwire Corporation
Gregory A. Haller	55	2018					✓
Singleton B. McAllister*	70	2018					✓	Alliant Energy Corp.; Chart Industries, Inc.; Securitas Infrastructure Services (Proxy Board)
Morgan E. O’Brien**	77	2012
Gregory A. Pratt	73	2020					✓	Carpenter Technology Corp.; Tredegar Corporation
Paul Saleh	65	2016					✓
Robert H. Schwartz	56	2020
Mahvash Yazdi	70	2021					✓	NorthWestern Energy

= Chair	AC = Audit Committee
= Member	CC = Compensation Committee
* = Lead Independent Director	NCGC = Nominating and Corporate Governance Committee
** =Board Chair	SC = Strategy Committee

Board Skills Matrix
The Board skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skill on the Board.

Experience, Expertise, or Attribute	Daniels	Haller	McAllister	O'Brien	Pratt	Saleh	Schwartz	Yazdi

CEO/Sr. Executive	✓	✓	✓	✓	✓	✓	✓	✓
Telecom		✓		✓		✓	✓	✓
Regulatory	✓		✓	✓			✓	✓
Early Stage/ Hyper-Growth		✓		✓	✓	✓	✓
Financial Acumen	✓	✓	✓	✓	✓	✓	✓	✓
Utilities			✓					✓
Prior Public Board	✓		✓	✓	✓	✓		✓
Technology		✓	✓	✓	✓	✓	✓	✓
M&A	✓	✓		✓	✓	✓	✓	✓
Governance	✓		✓		✓			✓
Risk	✓		✓	✓	✓	✓	✓	✓

Director Biographies

Leslie B. Daniels
Mr. Daniels has served as a member of our Board since September 2020 and is Chair of the Strategy Committee. He is an Operating Partner of AE Industrial Partners, L.P., a private equity firm in Boca Raton, FL, specializing in aerospace, power generation, and specialty industrial markets. He serves on the board of directors of GAMCO Investors, Inc. (NYSE: GBL), where he is a member of the Audit Committee; RedWire Corporation (RDW), where he is a member of the Compensation and Governance Committees; and privately-held Moeller Aerospace and Healthway Holdings. Mr. Daniels served on The Advisory Committee on Trade Policy and Negotiation as a former President Trump appointee. He is a former chairman and former member of Florida’s State Board of Administration, Investment Advisory Council and serves as Commissioner and Chairman of the Health Care District of Palm Beach County. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, from 1989 to 2014. Prior to CAI Managers, he was President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels is a former Director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises, Inc. He served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc. Mr. Daniels is a graduate of Fordham University.

We believe that Mr. Daniels is qualified to serve on our Board based on his extensive financial and M&A experience and his depth of experience as a director of several public and private companies.

Gregory A. Haller
Mr. Haller has served as a member of our Board since November 2018. He has over 30 years of experience serving as a senior executive in the wireless and telecommunication services industries. In April 2022, Mr. Haller was appointed Chief Executive Officer at Alorica Inc., a global leader in next-generation customer experiences. Previously, he served as the company’s Chief Operating Officer, responsible for global operations, client solutions, human resources, global business services, legal/compliance and marketing communications. Prior to joining Alorica, Mr. Haller served in a number of senior executive positions at Verizon Wireless (NYSE: VZ) (“Verizon”). From August 2016 to June 2018, Mr. Haller was the chief executive for Verizon’s prepaid brand, Visible. And from January 2012 until August 2016, he was the president of the west area for all Verizon sales and operations, which encompassed the 18 most western states in the U.S. Prior to that, from September 2010 through January 2012, he held the roles of President, Enterprise and Government Markets and Vice President of Consumer Marketing. Through his 29-year career at Verizon, he also served in leadership positions in operations, sales, marketing, and advanced solutions, as well as consumer product portfolio and pricing. Mr. Haller received his Bachelor of Arts in business administration from Wittenberg University.

We believe Mr. Haller is qualified to serve on our Board based on his prior executive leadership experience at leading companies in the wireless and telecommunications services industries and his expertise in developing and executing business strategies.

Singleton B. McAllister
Ms. McAllister has served as a member of our Board since June 2018, as Lead Independent Director since September 2020, and is Chair of the Nominating and Corporate Governance Committee. Ms. McAllister is currently serving as Of Counsel at the law firm Husch Blackwell, LLP (“Husch Blackwell”) and a Senior Advisor with Husch Blackwell Strategies. Before joining Husch Blackwell in May 2014, Ms. McAllister served as a partner in the law firms of Williams Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012, and LeClairRyan from 2007 to 2010. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development and previously served in senior positions in the U.S. House of Representatives. Ms. McAllister is a director of Alliant Energy Corporation (NYSE: LNT) and serves on its Nominating and Governance Committee and Operations Committee and is a past Chair of its Compensation and Personnel Committee. Ms. McAllister is also the Chair of the Board of Chart Industries, Inc. (NASDAQ: GTLS). She also serves on the Proxy Board of Securitas Infrastructure Services, Inc. She also served as a director of United Rentals (NYSE: URI) from 2004 to May 2018 and previously chaired the National Women’s Business Center. Ms. McAllister is a member of the Council on Foreign Relations, fellow to the National Academy of Public Administration, and Vice-Chairman of the National Women’s History Museum Board of Directors. She has also served on the Advisory Board of the African Development Foundation and has been appointed Secretary to the Virginia State Board of Elections. Ms. McAllister has a Bachelor of Arts from the University of Maryland and completed Graduate Studies in International Relations and earned her law degree from Howard University.

We believe Ms. McAllister is qualified to serve on our Board based on her legal, regulatory and corporate governance experience and expertise, as well as her current experience serving on the boards of directors of other public and private companies, including public and private utility companies.

Morgan E. O’Brien
Mr. O’Brien has been our Executive Chairman since July 2020. He has also served as a member of our Board since April 2012, as Chief Executive Officer from April 2018 to June 2020, and as Vice Chairman of our Board from May 2014 to April 2018. From January 2009 to the present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and, until June 2017, served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT). As a co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk communication to the mass business and consumer market. After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009. Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006. In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  In 2016, Mr. O’Brien was awarded the Armstrong Medal, the highest award of the Radio Club of America, for demonstrated excellence and lasting contributions to radio arts and sciences. Mr. O’Brien has also served on several boards of other public companies, including Sprint and Williams Telecommunications. He also serves on the board of several private companies and charitable organizations.  Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his significant experience driving leading-edge strategic solutions in the telecommunications sector, prior experience in founding, building, and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC regulatory and compliance matters, and his experience serving on the boards of directors of other private and public companies.

Gregory A. Pratt
Mr. Pratt has served as a member of the Board since May 2020 and is Chair of the Compensation Committee. Mr. Pratt is the Chairman of the Board of Directors at Carpenter Technology Corporation and served as interim President and Chief Executive Officer of Carpenter in fiscal years 2010 and 2015. Mr. Pratt is a former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder and served variously as Chief Financial Officer and President of Atari (US ) Corporation from 1984 through 1991. Mr. Pratt serves as Chairman of the Nominating and Governance Committee and a member of the Audit Committee at Tredegar Corporation (NYSE: TG). He served as a Director and Audit Committee Chairman of AmeriGas Propane. Inc., a public company listed on the NYSE for seven years. Mr. Pratt is a NACD Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, which is a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board, ending November 2016. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Mr. Pratt received his MBA in finance from the Wharton School, University of Pennsylvania, and his Bachelor of Science in business administration from Cheyney University. He is a certified public accountant.

We believe Mr. Pratt is qualified to serve on our Board based on his financial and corporate governance experience and expertise, as well as his current experience serving on the boards of directors of other public companies and as a former CEO.

Paul Saleh
Mr. Saleh has served as a member of our board since December 2016 and is Chair of the Audit Committee. Mr. Saleh currently serves as President and Chief Executive Officer for Gainwell Technologies, which was formed from the 2020 spinoff of the government and human resources business of DXC Technologies. From 2017 to 2020, Mr. Saleh served as the Executive Vice President and Chief Financial Officer of DXC Technology (NYSE: DXC).  Prior to that, Mr. Saleh served as Executive Vice President and Chief Financial Officer for CSC.  Prior to CSC, Mr. Saleh was the Chief Financial Officer for Gannett Co. Inc. (NYSE: GCI), as well as Sprint Nextel Corporation and Walt Disney International (NYSE: DIS). Before joining the Walt Disney Company, he was with Honeywell International Inc. (NYSE: HON) for 12 years, where he held various leadership positions in finance, including Treasurer of the company. Institutional Investor Magazine named Mr. Saleh as the best Chief Financial Officer in the wireless telecom industry from 2004 through 2007. In 2005, Treasury & Risk Management magazine recognized him as one of the 100 Most Influential People in Finance. In 2006 and 2017, Mr. Saleh received the Public Company CFO of the Year Award from the Northern Virginia Technology Council. Mr. Saleh holds an MBA with distinction in Finance; an M.S. in Computer, Information & Control Engineering; and a B.S.in Electrical Engineering, all from the University of Michigan.

We believe Mr. Saleh is qualified to serve on our Board based on his prior experience as an executive in the technology and telecommunications industries, his experience in financial matters and the capital markets, and his leadership experience as a CFO and CEO.

Robert H. Schwartz
Mr. Schwartz was appointed our President and Chief Executive Officer in July 2020 and was elected to our Board in September 2020. Having joined the Company in 2015 as Chief Strategy and Development Officer, he became our President and Chief Operating Officer in May 2018. Prior to joining our Company, beginning in 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil. Prior to STI, from 2009 to 2013, Mr. Schwartz served as a Managing Director of Unison Site Management, during which time Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower. From 2006 to 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media, and technology companies, including software, wireless, and cable companies. Earlier, Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led corporate development, product management, and the wireless division. In 1996, Mr. Schwartz joined The Associated Group to launch Teligent. He became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations, and M&A activities through the startup, initial public offering, and the sale to Liberty Media. Mr. Schwartz also served as Director of Corporate Development at Nextel and its precursor Fleetcall where he was responsible for supporting key strategic, M&A, and capital markets initiatives. Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts in Business Administration from George Washington University’s School of Government & Business Administration.

We believe that Mr. Schwartz is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, specifically in wireless communication, and his prior experience developing nascent communication technologies.

Mahvash Yazdi
Ms. Yazdi joined the Board in February 2021. Since 2012, she has been the President of Feasible Management Consulting, a company that provides strategic consulting in energy, innovation, technology, and telecommunication. From 1997 to 2012, she was the Senior Vice President of business integration and Chief Information Officer of Edison International and Southern California Edison. She oversaw digital transformation initiatives and technology implementation of smart meter and smart grid programs. She was the founding co-chair of the Edison Electric Institute’s CIO advisory council, leading the industry activities in cybersecurity and telecommunications. Prior to that role, she held various roles at Hughes Electronics (1980 to 1997), including Vice President and CIO, where she was a member of the executive committee and engaged in business transformation and M&A activities. She continues to bring her expertise and insights to the publicly held, private, and non-profit boards on which she serves. She is currently a member of the board of directors at NorthWestern Energy and a strategic advisor to Infosys Corporation, Prologis Corporation, HIG Capital, and Energy Capital Ventures. Ms. Yazdi is nationally recognized as an expert in corporate information technologies. She has extensive experience and knowledge of the utility/power industry, where she was charged with setting strategies and leading people to achieve greater growth and performance. As a current and former board member, she has been either a chair or an active member of various board committees, including audit, compensation, governance, and operations. Ms. Yazdi received her NACD Directorship certification and is also an NACD Leadership Fellow, demonstrating her commitment to boardroom excellence. Ms. Yazdi earned her M.B.A. from the University of Southern California and is a member of the Beta Gamma Sigma honor society. She received her B.S. in industrial management from California State Polytechnic University, Pomona, with honors. She also completed the Management of Information Technology program at Harvard Business School.

We believe Ms. Yazdi is qualified to serve on our Board based on her prior experience as an executive in the utility industry, her knowledge of technology, and her leadership experience as a CIO.

Board Membership Criteria
Our Nominating and Corporate Governance Committee and Board of Directors regularly assess the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria outlined in our Corporate Governance Guidelines. Under these criteria, the Nominating and Corporate Governance Committee considers many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and ability to represent the best interests of our stockholders. The Nominating and Corporate Governance Committee believes the Board should seek experienced public company directors with skills in core areas such as early-stage/hyper-growth companies, mergers and acquisitions, technology, regulatory, utilities, financial acumen, risk management, and telecommunications. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity on our Board. For purposes of Board membership, diversity is broadly construed to mean a variety of opinions, perspectives, personal and professional experiences, and backgrounds, such as gender, race, ethnicity differences, and other differentiating characteristics.
Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee. As part of the Board’s ongoing efforts to seek this balance of skills, experience and tenure, the Board elected five new directors over the past two years.
Board Diversity
The following table provides certain information concerning the composition of the Board. Each category listed in the table has the meaning ascribed to it in NASDAQ Listing Rule 5605(f).

BOARD DIVERSITY MATRIX (as of June 15, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Diversity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Stockholder Nominees: Our Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of our common stock for over one year and who satisfies the notice, information, and consent provisions outlined in our Amended and Restated Bylaws. Our Board uses the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2023 Annual Meeting” below in this Proxy Statement.
Director Compensation
Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment, and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based upon their Board and Board Committee responsibilities. Our executive officers on the Board do not receive additional compensation for their service as directors.

Our director compensation is overseen by the Nominating and Corporate Governance Committee, which makes recommendations to our Board on the appropriate structure and amount of compensation for our non-employee director pay. Our Board is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Nominating and Corporate Governance Committee and Board established our philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in benchmarking the compensation of our executive officers.
Non-Employee Director Compensation
For Fiscal 2022, our non-employee director compensation program consisted of:
•Annual cash retainers for Board service;
•Annual cash retainers for service as the Chair of one of the three standing Board Committees; and
•Equity-based awards in the form of restricted stock granted annually to continuing non-employee directors.
Our non-employee directors do not receive any meeting fees or other compensation for their Board service.
Annual Cash Retainers: Under our non-employee director compensation program, our non-employee directors received the following annual cash retainers. These annual retainers are payable in four equal quarterly installments.
Equity-Based Awards: Under our non-employee director compensation program, each of our non-employee directors also receives an annual equity-based award (in the form of restricted stock) valued at $170,000. And for her service as the Lead Independent Director, Ms. McAllister receives an additional equity award (in the form of restricted stock units) valued at $30,000. Each such annual award vests on the earlier of (i) immediately before the commencement of the next regularly scheduled Annual Meeting of stockholders or (ii) 12 months from the grant date.
The following table summarizes Fiscal 2022 non-employee director compensation:

All Directors	($)
Annual Board Cash Retainer	65,000
Board Meeting Fee	—
Annual Equity Award	170,000
Committee Member Meeting Fees (All Committees)	—
Estimated Total Board Member Annual Compensation	235,000
Committee Chairperson Retainer (below)
Audit	20,000
Compensation	15,000
Nominating/Governance	10,000
Strategy	8,500
Board Leadership Compensation (below)
Lead Independent Director Retainer (premium)	30,000 (1)

(1)Lead Independent Director premium is in equity.
Newly Appointed Directors: For any newly appointed non-employee director beginning their term mid-year, the annual cash retainer is awarded on a pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board and each Board committee. Similarly, each newly appointed non-employee will receive an annual restricted stock grant on a pro-rata basis, with the fair value on the grant date calculated based on the fiscal quarter in which the director is appointed to the Board.
Review: Pursuant to its charter, the Nominating and Corporate Governance Committee reviews this non-employee director compensation program from time to time, based upon information it deems appropriate, including without limitation, any report received from an independent compensation consultant, available survey data and feedback from the director recruiting process.
Stock Ownership Guidelines: All non-employee directors are subject to stock ownership guidelines approved by the Board. Non-employee directors are required to beneficially own shares of our common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Our Board members have five (5) years from the time of initial appointment to achieve their stock ownership guideline level. As of the end of Fiscal 2022, each of our non-employee directors is in compliance with the stock ownership guidelines.
Reimbursement: Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.
Director Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2022.

	Fees earned or paid in Cash (2)	Stock Awards (3)(4)	Total
Name	($)	($)	($)
Hamid Akhavan(1)	65,000	170,040 (5)	235,040
Leslie B. Daniels	70,554	170,040	240,594
Gregory A. Haller	65,000	170,040	235,040
Singleton B. McAllister	74,307	200,040	274,347
Gregory A. Pratt	78,960	170,040	249,000
Paul Saleh	84,307	170,040	254,347
Mahvash Yazdi	72,583	170,040	242,623

(1)Hamid Akhavan resigned from the Board effective April 1, 2022.
(2)Represents annual cash retainers for Board service and for service as chair of one of the standing Board Committees, if applicable. Cash retainers are paid quarterly in four equal installments.
(3)These amounts represent the grant date fair market value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718. For the assumptions used in our valuations, see “Note 11 - Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 26, 2022.
(4)As of March 31, 2022, the following directors held shares of our restricted stock units: Leslie B. Daniels: 2,834 shares; Gregory A. Haller: 2,834 shares; Singleton B. McAllister: 3,334 shares; Gregory A. Pratt: 2,834 shares; Paul Saleh: 2,834 shares; and Mahvash Yazdi: 2,834 shares. With the exception of Hamid Akhavan, all restricted stock units held by our non-employee directors are scheduled to vest in full on August 6, 2022.
(5)On March 31, 2022, the Compensation Committee voted unanimously to accelerate the vesting of Hamid Akhavan’s 2,834 restricted stock units previously granted to him by the Compensation Committee in connection with his resignation from the Board.

Corporate Governance Matters
Corporate Governance Guidelines and Code of Business Conduct
Good corporate governance is fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our key governing documents -- Corporate Governance Guidelines, Code of Business Conduct, our Amended and Restated Bylaws, and the charters for each of our Board committees, form our corporate governance framework. These documents cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning, and the annual evaluations of our Board and its committees. Copies of these key governing documents (which were refreshed in Fiscal 2022) are available on our website, www.anterix.com, in the Governance section. Any stockholder may obtain a printed copy upon request to our Chief Legal Officer and Corporate Secretary
The highlights of our corporate governance program are included below:

Strong Governance Practices
Annual Director Elections (No Classified Board)
Majority Voting for Director Elections
Board Has Adopted Corporate Governance Guidelines
No Related Party Transactions with Officers and Directors
No Actions Taken to Reduce Stockholder Rights
No Family Relationships Among Officers and Directors
Committee Oversight of ESG

Board Structure	Committees, Attendance and Commitments	Stockholder Engagement
•Size of Board – 8 – Set by Board	•Annual review of Board and Committee Qualifications	•Regular Stockholder Engagement
•6 of 8 Nominees Independent	•Diverse Background, Experience and Skills	•Communication Process for Stockholders to Communicate with our Board
•Separate Chairman and CEO	•All Directors with > 1 year of service own stock in line with the Stock Ownership Guidelines
•Lead Independent Director	•Independent Chair for All Committees
•Annual Board Self-Evaluation	•CEO Serves on < 2 Outside Boards
•Regular Executive Sessions	•Independent Nominees Serve on < 4 Outside Boards

Board Independence
The Board has determined that each of our non-employee director nominees is independent under the independence standards established by NASDAQ and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as applicable. In addition to meeting the NASDAQ standards and the rules and regulations of the SEC, our Board requires that non-employee directors not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director.
No Family Relationships
There are no family relationships between any of our officers and directors.

Board Committees
Each of the following Board committees functions under a written charter adopted by the Board, copies of which are available on our website, www.anterix.com, in the "Investors→Governance" section and to any stockholder who requests them.
The following table provides membership information for each of our Board committees as of June 15, 2022:

	BOARD CHAIR	LEAD INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	STRATEGY COMMITTEE
Leslie B. Daniels
Gregory A. Haller
Singleton B. McAllister
Morgan E. O’Brien
Gregory A. Pratt
Paul Saleh
Robert H. Schwartz
Mahvash Yazdi

Chairperson/Lead	Committee Member	Financial Expert
Audit Committee: The Audit Committee is comprised of four of our independent directors, Paul Saleh (Chair), Gregory A. Haller, Gregory A. Pratt, and Mahvash Yazdi, each of whom can read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the NASDAQ. The Audit Committee's functions include:
•Retention of our independent registered public accounting firm;
•Oversight of our annual audit;
•Reviewing the adequacy of our accounting and financial controls;
•Reviewing the independence of our independent registered public accounting firm;
•Oversight of enterprise risk management;
•Oversight of cybersecurity matters; and
•Oversight of all company compliance and Code of Conduct/Ethics matters.
Our Board has determined that each Audit Committee member is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC. Our Board has also determined that Audit Committee members Greg Pratt and Paul Saleh are both “audit committee financial experts” within the applicable requirements of the SEC.
Compensation Committee: The Compensation Committee is comprised of three of our independent directors, Gregory A. Pratt (Chair), Leslie B. Daniels, and Gregory A. Haller. The functions of the Compensation Committee include:
•Approval of executive officer compensation;
•Review of executive development, performance and succession planning; and
•Oversight of workplace diversity, equity and inclusion.

Our Board has determined that each of Messrs. Daniels, Haller, and Pratt is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee engaged the services of Korn Ferry, a national executive compensation consulting firm, as its independent compensation consultant to assist it in evaluating our overall executive and non-executive director compensation program and practices.
Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee is comprised of three independent directors—Singleton B. McAllister (Chair), Leslie B. Daniels, and Mahvash Yazdi. The functions of the Nominating and Corporate Governance Committee include:
•Identification, recruitment, and nomination of Board nominees;
•Recommendations concerning the structure, composition, and functioning of the Board and its committees;
•Developing and recommending Corporate Governance Guidelines;
•Reviewing and recommending changes (as necessary or appropriate) to governance documents;
•Overseeing the annual evaluation of our Board’s effectiveness and performance;
•Overseeing the development of our ESG Strategy;
•Determining non-employee director compensation; and
•Conducting director evaluations.
Our Board has determined that each Nominating and Corporate Governance Committee member is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC.
Strategy Committee: The Strategy Committee is comprised of three independent directors – Leslie B. Daniels (Chair), Singleton McAllister, and Paul Saleh and two employee directors – Morgan O’Brien and Robert Schwartz. The functions of the Strategy Committee include:
•Providing input to management in its development of our long-term strategy;
•Evaluating and making recommendations to management and the Board concerning responses to external developments and factors, including changes in our industry, competition, and technology that impact our strategy;
•Providing input to management, as needed, in its development of a cybersecurity strategy to help customers achieve their cybersecurity goals (as distinguished from our operational cybersecurity);
•Reviewing and providing input to management about potential material mergers and acquisitions, combinations, joint ventures, divestitures, and investments;
•Reviewing periodically with management the performance of completed transactions; and
•Evaluating whether the Company has sufficient access to capital to carry out its strategy.
Compensation Committee Interlocks and Insider Participation: No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.
Board Meetings and Structure
Meeting Attendance
Board and Annual Meetings: Our Board met six times during Fiscal 2022, and all directors attended 75% or more of the aggregate meetings of our Board and committees. We encourage our directors to attend our Annual Meetings absent extraordinary circumstances. Except for one excused absence due to COVID-19 restrictions, all remaining directors attended the 2021 Annual Meeting.

Board and Committee Meetings: During Fiscal 2022, the Audit Committee met nine times, the Compensation Committee met fifteen times, and the Nominating and Corporate Governance Committee met six times. In Fiscal 2022, the newly formed ad hoc Strategy Committee did not meet independently but engaged with the full Board on strategic discussions during the Board meetings.
Executive Sessions: Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.
Board Structure
Size: Our Board currently consists of eight members. The number of directors on our Board can be determined from time to time by action of our Board.
Leadership: Our Board evaluates from time to time whether our Chief Executive Officer and Executive Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders. Our Board believes our leadership structure -- with the roles of Executive Chairman and Chief Executive Officer separated -- enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision-making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities.
As an additional key element of its leadership structure, our Board appointed Ms. McAllister to serve as Lead Independent Director. While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, the Executive Chairman of the Board and the Lead Independent Director guide our Board and set the agenda for Board meetings. Our Lead Independent Director also provides performance feedback on our Board's behalf to our Executive Chairman and Chief Executive Officer. Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive officers, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of our compliance with laws and regulations, each consist entirely of independent directors.
Director Orientation and Board Development
We recognize the importance of having directors with the knowledge necessary to be a collaborative and trusted resource to management. To that end, we have many opportunities for our directors to develop and improve their technical knowledge and corporate governance skill set.
•Board Immersion Series: The Company provides a multi-day Board Immersion Series for all directors to attend within their first six months on the Board to ensure that directors are sufficiently informed about the business operations, strategy, and risks.
•Educational Series: We continue to conduct regular educational programs to provide our Board in-depth knowledge of our technical and business environment.
•Board Education Stipend: We provide each director with an annual allowance of up to $5,000 for board/governance training related to their roles on our Board.
•NACD Membership: We are members of the National Association of Corporate Directors ("NACD").
As an NACD member company, our directors have access to tools, resources, and instructional curricula to continue to mature in corporate governance, including educational events, networking opportunities, resources, and custom board services developed for directors by directors.

Stockholder Communications
We are committed to maintaining an active dialogue with stockholders, being responsive, and hearing their viewpoints. Throughout the year, we regularly engage with our stockholders to learn their perspectives on a range of issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance issues. Through these interactions, we are able to better understand stockholder priorities and perspectives and receive constructive feedback. We take views and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures and further share them with our Board as appropriate.
Our Board desires that the views of our stockholders will be heard by our Board, its committees, or individual directors, as applicable, and that appropriate response will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to us at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. Other than unsolicited advertising or promotional materials, all clearly marked written communications are logged, copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Hedging and Pledging Policy
We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our officers, directors, consultants, and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes publicly traded options, short sales, puts and calls, and hedging transactions. In addition, we also restrict pledging of our securities as collateral for a loan or holding our securities in margin accounts, subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Commitment to Effective Enterprise Risk Management
The Board plays an active role, both as a whole and also at the committee level, in overseeing our management of risks. Our Board has the responsibility to evaluate and oversee our risk management policies and procedures, with responsibility for certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the company. Specifically, the Audit Committee has overall responsibility for oversight of our Enterprise Risk Management (“ERM”) Program, and each committee is responsible for oversight of the risks associated with the committee’s work.
Management is responsible for our day-to-day risk management activities. Our Board encourages management to promote a corporate culture that incorporates risk management into our day-to-day business operations. Our Board established a six-phase process for managing enterprise risk:

ERM Program Evolution and Path Forward
In Fiscal 2022, we engaged in an initiative to enhance our existing risk management processes by formally identifying and evaluating risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. As part of this effort, a strategy proposal was developed to further refine the goals and objectives for Fiscal 2022 and beyond, which included the following key concepts:
•Position the Company as a trusted source of solutions in the electric utility broadband movement.
•Work with industry thought leaders as advocates of our mission of making 900 MHz spectrum the de facto standard in the utility sector
•Effectively communicate our value proposition while building the foundation for a new technology landscape with 900 MHz private LTE networks.
Implementation and validation of this strategy will require effective communication at all levels, top-down, bottom-up, and inside out.

To date, in developing our formal ERM Program, we have completed a comprehensive identification and definition of our risks, including the following risk domains and specific business-related risk areas:

Risk Domains

Financial	Legal
Operational	Regulatory
Reputational	Strategic

Risk Sub-Domains / Business Areas

Legal	Finance	Strategy
Human Resources	Communications	Marketing
Sales (Business Development)	Technology (Business Drivers)	Product Development
Security, Information Technology	Operations	Regulations

The initial outcome of the above risk identification and definition process resulted in the enumeration of a limited preliminary list of general risk themes for further consideration:

•Personnel;
•Technology;
•Industry Mentality; and
•Pace of Market.

As this initiative progresses, we will identify mitigating factors associated with such risks and prioritize the identified risks based upon the subjectively determined likelihood of the occurrence and impact of the risk if realized, for appropriate integration of ERM into our annual planning, audit scoping, and control evaluation management. At the conclusion of this process, an appropriate risk response will be determined, which may include general strategies such as:

•Mitigation;
•Risk Acceptance;
•Risk Transference; or
•Risk Avoidance.

These efforts are being spearheaded by our Chief Legal Officer and Corporate Secretary in conjunction with an ERM Steering Committee, including our Chief Financial Officer, internal audit and members of management. The ERM Steering Committee is charged with periodically reviewing with both the Audit Committee and the Board our overall risk profile, as well as any significant identified risks.
Cybersecurity Oversight
The cyber-threat landscape continues to evolve rapidly. Primary responsibility for operational cybersecurity oversight rests with the Audit Committee, and we regularly keep the full Board apprised of this fast-changing landscape. In Fiscal 2022, we undertook a cybersecurity assessment to identify potential vulnerabilities and gaps within our cybersecurity program. We also recently hired a Cybersecurity Architect who will continue and expand our cybersecurity mitigation strategies, including:

•Strengthening our ability to identify and monitor for system vulnerabilities using industry standard technologies;
•Educating staff on cyber hygiene and enforcing good cyber practices;
•Informing investors about material cybersecurity risks and incidents in a timely fashion;
•Bolstering cyber incident response capabilities; and
•Developing and enforcing cybersecurity policies and controls across the organization.

As a responsible cyber-citizen, we take seriously the risk of harm to our employees, contractors, customers, and other stakeholders from any effort to utilize our email, web presence, or other resources as an avenue for cyber-attack. We are vigilant in maintaining appropriate protections.
Environmental, Social, and Governance Oversight
The Board has delegated primary responsibility for oversight of our Environmental, Social and Governance ("ESG") strategy and integration of ESG into our core business to the Nominating and Corporate Governance Committee. The Board receives regular reports on our ESG efforts and related topics and is apprised of our work related to human capital management, diversity, equity & inclusion ("DE&I"), and governance, among other areas.
Sustainability Reporting
The overarching objective of our ESG Program is to capture and leverage the long-term value that can be created for our key stakeholders (including investors, customers, employees, and the community-at-large) through an optimized ESG Strategy. To share our progress in this area to date and establish our baseline, we published our first ESG Progress Update ("ESG Report") in early Fiscal 2022.
As we continued to enhance our ESG efforts through Fiscal 2022, we developed a comprehensive ESG Strategy which includes stakeholder outreach and engagement to inform our areas of focus, appointed a cross-functional ESG Committee, and selected the Sustainability Accounting Standards Board ("SASB") and Global Reporting Initiative (“GRI”) standards to help establish the investor grade disclosure ESG protocols and metrics we will use going forward. We are committed to establishing an ESG program with specific, objective goals on sustainability and diversity, equity & inclusion. We expect to execute on our ESG Strategy during Fiscal 2023, which will include our next ESG Report to outline our ESG objectives and highlight our achievements to date.
Human Capital Management
We take pride in empowering our team of experienced, talented, highly motivated, and dedicated employees. We believe we create an environment where all employees can fulfill their potential and in which the entire team is made stronger by the diverse backgrounds, experiences, and perspectives of individuals. We are committed to building on our strong culture.
Company Culture
We are guided by our core values – Integrity, Courage, Camaraderie, Transformative, and Excellence. These values are the backbone of our corporate culture, and we work tirelessly to act as responsible stewards – to our employees, communities and other stakeholders who rely on us. In addition, we are committed to governing and operating our business with the highest levels of integrity and ethics.
We are focused on regularly evaluating our culture. During Fiscal 2022, we invited all employees to participate in a culture assessment. The survey was anonymous and administered through a third party. Eighty percent of our employees participated in the cultural survey, which provided a good basis to gauge employee sentiment. Our management team reviewed the feedback and shared the survey results with employees at a Town Hall meeting. The survey results revealed a highly engaged workforce that overwhelmingly views our work environment favorably. We worked with various functional areas to create and implement action plans to address areas for improvement.

Diversity, Equity and Inclusion
We are committed to creating a diverse and inclusive work environment for all. We achieve this through awareness, education, talent acquisition, retention, and development practices. We formed our Diversity, Equity and Inclusion ("DEI") Taskforce in Fiscal 2021, and it has among its objectives increasing cultural awareness, cultural intelligence training, and creating a pipeline of diverse candidates. Part of our DEI initiative includes celebrating Black History Month, Women's History Month, Asian American Pacific Islander Heritage Month, and Hispanic Heritage Month, which promote cultural awareness and a more inclusive workplace. Additionally, in Fiscal 2022, we launched our first employee resource group – Anterix Women in Excellence (“AWE”). AWE has as its purpose connecting the women of Anterix and providing a space for support, advocacy, networking, training, leadership, and community-building opportunities for both employees and interns. Partnerships with organizations like INROADS and Talent Hue provide further avenues for recruiting diverse talent.
As of March 31, 2022, 29% of our independent Board members identify as diverse. Additionally, 60% of our new hires in Fiscal 2022 were females, up from 25% of new hires in Fiscal 2021, and as a result, 38% of our Fiscal 2022 workforce was female versus 34% in Fiscal 2021. Racial diversity increased to 29% of our workforce in Fiscal 2022, up from 27% in Fiscal 2021.
Benefits and Perquisites
To hire and retain the best talent, we prioritize connection. We take care of our employees by providing support and resources to ensure the well-being of our employees and their families, including:
•Competitive pay and equity;
•Generous paid time off and parental leave;
•Retirement programs and match;
•Medical coverage;
•Emotional well-being service through our Employee Assistance Program and a variety of interactive applications; and
•Generous work-from-home allowance.
Unplugged Weeks. In response to COVID-19, we provided a company-wide Unplugged Week in December 2020 where employees concurrently took time off without work piling up. Based on the overwhelmingly positive employee feedback, we announced additional company-wide weeks off in September 2021 immediately preceding our return to the office and December 2021. These Unplugged Weeks are in addition to any earned paid time off.
Employee Ownership. All employees are owners in Anterix. We are proud to offer competitive restricted stock unit ("RSU") grants to every employee and new hire in Fiscal 2022.
Retirement Match. To assist with relieving additional pressure that may be associated with financial planning for the future, we match for all employees participating in the 401(k) Plan up to 3% of annual cash compensation, subject to certain limitations set forth under the 401(k) Plan and under applicable law.

Employee Growth and Development
We offer a meaningful work environment with experiences and opportunities to grow and develop. All employees have the opportunity for continuous learning and performing challenging, transformative work. We provide coaching and mentoring experiences that build critical skills at all levels of the organization. In addition to mandatory training on insider trading, anti-harassment, and our Code of Business Conduct, we provide and promote optional career development paths, health and wellness, employee engagement activities, and skills-based training.
We conduct internal surveys that gauge employee engagement in areas like career development, manager performance and inclusivity, and implement action plans to address areas needing improvement.
Employee Health and Safety
We strive to provide a safe work environment and have implemented policies to support the health and safety of our employees. We continue to manage our business proactively through the ongoing global COVID-19 crisis. We initially transitioned our workforce to work entirely from home but have now transitioned to a hybrid model — splitting time between home and our offices. The hybrid model excludes employees needing in-person access to laboratories, network management equipment, or other onsite resources. We have learned to operate successfully in this unique environment and remain committed to supporting our team’s new, more carbon-friendly, hybrid work program.
Executive Officers
The following persons are our executive officers and key employees who held the positions opposite their names below as of June 15, 2022.

Name	Age	Position with Anterix
Morgan E. O’Brien(1)	77	Executive Chairman
Robert H. Schwartz(1)	56	President and Chief Executive Officer
Gena L. Ashe	60	Chief Legal Officer and Corporate Secretary
Ryan Gerbrandt	44	Chief Operating Officer
Timothy A. Gray	52	Chief Financial Officer
Christopher Guttman-McCabe	54	Chief Regulatory and Communications Officer

(1)See the section entitled “Directors Biographies” above for a description of the business experience and educational background of Messrs. O’Brien and Schwartz.
Gena L. Ashe
Ms. Ashe joined the Company in July 2019 and is currently the Chief Legal Officer and Corporate Secretary, a position to which she was promoted in May 2021 from General Counsel and Corporate Secretary. Prior to Anterix, Ms. Ashe held senior legal roles with former KKR portfolio company, The Brickman Group, LLC. (now BrightView Landscapes LLC NYSE: BV), as EVP, Chief Legal Officer and Corporate Secretary, as well as with Catalina Marketing Corporation, Public Broadcasting Service (PBS), Darden Restaurants, Inc., Lucent Technologies, Inc., AT&T, and most recently Adtalem Global Education (NYSE: ATGE), where she also served as EVP, Chief Legal Officer and Corporate Secretary. Earlier in her career, Ms. Ashe was an electrical engineer with IBM Corporation before joining IBM’s legal team. Ms. Ashe has also served on the boards of several companies since 2016. Ms. Ashe is currently a member of the Board of Directors of GXO Logistics (NYSE: GXO), where she serves on the audit committee, and Cold Bore Capital Management portfolio company, ALP, LLC. She holds a Juris Doctorate from Georgetown University, a Master of Science in electrical engineering from Georgia Institute of Technology, and a Bachelor of Science in mathematics with a minor in physics from Spelman College. Ms. Ashe is a graduate of the executive development program of the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.
Ryan Gerbrandt
Mr. Gerbrandt joined as our Chief Operating Officer in March 2020. Prior to Anterix, Mr. Gerbrandt served 13 years at Trilliant Networks, founded in Silicon Valley and focused primarily on wireless networking technologies and solution development for the critical infrastructure industry with specific focus on Global Utilities. Mr. Gerbrandt was a pioneer in their Smart Grid Deployment efforts, and during his time at Trilliant developed and led Network Engineering, Global Professional Services, Global Solutions, and Commercial Operations, and most recently launched and served as Managing Director for their Global Industrial Internet of Things and Smart Cities businesses. Mr. Gerbrandt served on the board of directors of the Research Triangle Cleantech Cluster (RTCC) located in North Carolina up until departing Trilliant in March 2020. Prior to Trilliant, Mr. Gerbrandt was responsible for utility communications and control systems at Manitoba Hydro, an electric power and natural gas provider in Canada, where he specialized in Utility Communications Systems, Network Operations, SCADA, HVDC Controls and System Protection. Mr. Gerbrandt received his education in Communications Engineering Technology from Red River College and in Utility Management from the University of Manitoba.
Timothy A. Gray
Mr. Gray was appointed as our Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a subsidiary of AstraZeneca (NYSE: AZN) (“MedImmune”), and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune starting in April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL (NYSE: AOL) and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of business administration in accountancy from the University of Notre Dame and is a certified public accountant.
Christopher Guttman-McCabe
Mr. Guttman-McCabe joined the Company as Chief Regulatory and Communications Officer in October 2020 to lead the government relations and communications efforts in support of our vision of 900 MHz private broadband for the utility, critical infrastructure, and enterprise sectors. Prior to joining Anterix, Mr. Guttman-McCabe was a founder and CEO of CGM Advisors LLC, where he worked on communications, government relations, market analysis, and business development initiatives for Fortune 100 companies and startup tech ventures. Mr. Guttman-McCabe founded CGM Advisors after a 13-year career at CTIA as a spokesperson and advocate for the wireless industry, including testifying 19 times before Congress. At CTIA, he served as executive vice president overseeing a 90-person association with a $65 million annual budget. Before joining CTIA, Mr. Guttman-McCabe worked as an associate in the communications practice at Wiley Rein LLP. Mr. Guttman-McCabe earned his law degree magna cum laude with a Communications Institute certificate from the Columbus School of Law at the Catholic University of America and a bachelor’s degree in economics from Swarthmore College.

Advisory Vote to Approve Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Voting and Board Recommendation
Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value creation for our stockholders. Stockholders are urged to read the section below titled “Executive Compensation” and "Compensation Discussion and Analysis" in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board and Compensation Committee believe that our policies and practices effectively implement our compensation philosophy and achieve our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Anterix Inc. approve, on an advisory basis, the compensation paid to Anterix Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.”
Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We will hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our named executive officers annually. The next such advisory vote will occur at the 2023 Annual Meeting of stockholders.
The approval of this advisory, non-binding proposal requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of the proposal, other than counting towards a quorum of the Annual Meeting.

ü✓	THE BOARD RECOMMENDS AN ADVISORY VOTE FOR OUR NEO COMPENSATION

Compensation Discussion and Analysis
Our named executive officers for Fiscal 2022 were:

•Morgan E. O’Brien, Executive Chairman;
•Robert H. Schwartz, President and Chief Executive Officer;
•Christopher Guttman-McCabe, Chief Regulatory and Communications Officer;
•Ryan L. Gerbrandt, Chief Operating Officer; and
•Timothy A. Gray, Chief Financial Officer.

Our Board's Compensation Committee is comprised of three independent directors in accordance with the rules and regulations established by the SEC and NASDAQ. Our Board delegated authority to the Compensation Committee to establish our executive officer compensation program and to approve all compensation received by our executive officers. Our Board and Compensation Committee each believe that adopting appropriate and sound compensation programs and practices is fundamental to the overall success of our business and aligning the interests of our executive officers with the interests of our stockholders.
This Compensation Discussion and Analysis describes the material elements of our compensation program for our named executive officers during Fiscal 2022, provides an overview of our executive officer compensation philosophy (the “Compensation Philosophy”) and objectives and discusses how and why the Compensation Committee arrived at the specific compensation decisions for our named executive officers for Fiscal 2022.
Company Overview
We are a wireless communications company focused on commercializing our spectrum assets and establishing an integrated platform to enable our targeted utility and critical infrastructure customers to deploy private broadband networks, technologies, and solutions. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska, and Puerto Rico. On May 13, 2020, the Federal Communications Commission (“FCC”) approved a Report and Order (the “Report and Order”) to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies, and solutions. We are now actively pursuing opportunities to lease the broadband spectrum we secure to our targeted utility and critical infrastructure customers.
Fiscal 2022 Business Highlights
In Fiscal 2022, we made significant progress in advancing our mission of making 900 MHz spectrum the de facto standard for broadband solutions in the utility sector. Some of our achievements included:
•Executed Long-Term Lease Agreement with Evergy. In September 2021, we entered into a long-term lease agreement of our 900 MHz broadband spectrum with Evergy, covering service territories in Kansas and Missouri with a population of approximately 3.9 million people. The Evergy Agreement is for a term of up to 40 years, comprised of an initial term of 20 years with two 10-year renewal options for additional payments. We received prepayment in full of the $30.2 million for the 20-year initial term in October 2021.
•Secured First Broadband Licenses. During the year ended March 31, 2022, we applied for, and were granted by the FCC, broadband licenses for 21 counties, including several counties we are required to deliver under our long-term lease agreements with Ameren. These were the first broadband licenses we secured.
•Built Customer Pipeline. Our sales teams are actively working with many of the largest Investor Owned Utilities (“IOU”), and while the timing of contracts is difficult to predict, our customer pipeline has grown to include more than 60 utilities, with a total potential prepaid contract value well in excess of $3.0 billion. As a result of our discussions with these potential customers, we project the following through 2024, including:

◦Contracting approximately 50% of our spectrum value;

◦Securing contracted proceeds of approximately $1.8 billion for the use of our broadband spectrum; and
◦Collecting aggregate cash proceeds of $300.0 million to $500.0 million.
•Surpassed two of three financial targets for EBITDA and Cash Balance at 106% and 110% of target goals, respectively.
•Returned Capital to Stockholders. Our Board authorized a share repurchase program pursuant to which we may repurchase up to $50.0 million of our common stock on or before September 29, 2023. As of March 31, 2022, we had repurchased an aggregate of 251,610 shares of Common Stock for a repurchase price of approximately $15.0 million.
•Launched the Anterix Active Ecosystem. We launched the Anterix Active Ecosystem Program with 37 leading solution providers during Fiscal 2022 to provide technical and marketing support to a broad ecosystem of technology innovators and to help them bring value to utilities and critical infrastructure companies deploying and operating 900 MHz driven private LTE broadband networks. The number of participants in our Ecosystem grew to more than 75 by the end of Fiscal 2022.
•Built Support with Federal and State Agencies. We successfully developed relationships and worked with relevant government agencies and officials to educate them about the security, reliability and priority access benefits that private broadband LTE networks, technologies and solutions can offer utilities to help facilitate utilities’ ability to enter into Spectrum Lease agreements with us. In addition, we actively lobbied Congress in connection with the recently adopted infrastructure legislation to incorporate language recognizing the importance of secure broadband communications platforms for utilities.
•Selectively Converted our Nationwide Narrowband Spectrum Position to Broadband. Converting our spectrum from narrowband to broadband licenses nationwide is a foundational component of our mission as it provides the platform for growing our business. To achieve this conversion, we focused on intentionally clearing incumbents out of the broadband license segment and obtaining broadband licenses in counties where we have customer contracts, where we believe we have near-term commercial prospects, or in counties which may be strategically advantageous for broadband licenses over time.
•Launched our Baseline Environmental Social and Governance (“ESG”) Report and ESG Strategy. To share our progress in this area to date and establish our baseline, we published our first ESG report and delegated oversight responsibility for ESG to the Nominating and Corporate Governance Committee in early Fiscal 2022. As we continued to enhance our ESG efforts to actively integrate ESG further into our core business through Fiscal 2022, we also developed a comprehensive ESG Strategy which included stakeholder outreach and engagement to inform our areas of focus, executive level buy-in, selection of a cross-functional ESG Committee, and selection of the SASB and GRI standards to help establish the investor grade disclosure ESG protocols and metrics we will use going forward, with an overarching objective of capturing and leveraging the long-term value that can be created for our key stakeholders (including investors, customers, employees, and the community-at-large) through an optimized ESG Strategy.
Fiscal 2022 Compensation Highlights
The Compensation Committee met regularly throughout Fiscal 2022 to review our executive compensation program in parallel with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. In line with such approach, during Fiscal 2022, the Compensation Committee updated its Compensation Philosophy to further enhance its focus on critical elements of our executive compensation program:
•The Compensation Committee approved updates to our Compensation Philosophy to continue to align the compensation of our named executive officers with Company performance and growth in stockholder value. As approved in Fiscal 2022, the objectives of our Compensation Philosophy are to:
◦Attract and Retain — Attract, motivate, and retain the critical talent that will continue to grow our business;
◦Align Pay with Performance – Pay our executives in line with their performance consistent with our business objectives; and

◦Align Executive Compensation with Stockholder interests – Achieve long-term business success and deliver strong and sustainable returns to our stockholders.

•For Fiscal 2022, the Compensation Committee approved a compensation structure that is weighted toward incentivizing achievement of long-term Company goals and growth in stockholder value. The Fiscal 2022 compensation mix generally provides our named executive officers with cash compensation at or below the median of our marketplace and at or below median long-term incentive compensation compared to our peers. Specifically, the Compensation Committee approved:
◦positioning base salaries for our executive population, on average between the 25th percentile and median of the marketplace, after considering the competitive market, the scope, impact, and criticality of an executive’s role, internal pay equity, and other relevant factors;
◦positioning target bonuses for our executive officers at the median of the marketplace (as a percentage of base salary), with upside opportunity when performance is met or exceeded; and
◦positioning long-term incentive awards for our executive officers between the 50th and 75th percentiles of the marketplace to incentivize our lasting success, which aligns the interests of our named executive officers with the interests of our stockholders and achieves our objectives of retaining and motivating key talent, while keeping a keen focus on generating long-term value.
•The Compensation Committee reviewed our Executive Severance Plan (the “Severance Plan”) with our compensation consultant for continued alignment with market practices. In addition, in response to the competitive market for talent and to better retain our key employees, the Compensation Committee approved updates to the Severance Plan to formalize the severance and change in control benefits available to certain employees below the senior executive level (referred to as “Tier 3 Executives” under the Severance Plan). Previously, the Compensation determined Tier 3 benefits at its discretion. Under the revised Severance Plan, Tier 3 Executives are eligible for severance equal to 50% of the sum of their base salary and target bonus, a pro-rated target bonus for the year of termination, pro-rated accelerated vesting of their time-based equity awards, and full accelerated vesting of equity awards in connection with a termination occurring within 6 months before or within 24 months following a change in control.

Compensation Practices
The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the current executive compensation practices utilized by the Compensation Committee to tie compensation to Company performance and serve our stockholders‘ long-term interests:

• Independent Compensation Committee Members	• Executive Compensation Recoupment Policy (“Claw-back”)
• Independent Compensation Consultant	• No Tax Gross Ups
• Peer Group Used To Assess Pay Practices	• No Evergreen Provision
• Stock Ownership Guidelines for Directors and Executives	• No Multi-Year Guaranteed Bonuses
• Conduct Annual Compensation Risk Assessment	• No Repricing Allowed without Stockholder Approval
• Mix of Long-Term Equity Incentive Awards	• No Guaranteed Term Employment Agreements
• Annual Bonus Tied to Performance	• Prohibit Hedging or Pledging Stock
• Consider Feedback from Stockholder Outreach	• Limited Perquisites Offered to Executives
• Reasonable Severance Terms
Compensation Philosophy
We believe that to be successful, we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within our industry. It can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. We also believe our executive compensation program should be focused on aligning executive pay with individual performance, company performance, and stakeholder interests. Accordingly, the Compensation Committee adopted the following Compensation Philosophy for our executive officers and other senior management:
Attract and Retain — Attract, motivate, and retain the critical talent that will continue to grow our business:

•Offer total direct compensation that is competitive with the market.

Align Pay for Performance — Pay our executives in line with their performance consistent with our business objectives:

•The compensation received by our executives will reflect our performance and each executive’s contributions to achieving our short- and long-term goals.
•Continue to foster an entrepreneurial, high-performance, and results-driven culture.

Align Executive Compensation with Stockholder Interests — Achieve long-term business success and deliver strong and sustainable returns to our stockholders:

•Promote the achievement of short-term and long-term strategic performance objectives that the Board and management agree will lead to long-term growth and value creation for our stockholders.
•Align our employees’ interests with those of our stockholders without encouraging excessive or imprudent risk-taking or decision-making.
•Calibrate realizable pay opportunities to mirror the stockholder experience in the proper sharing ratios, recognizing the impact of our long sales cycle and collaborative selling requirements on short-term performance and related stockholder experience.
2021 Say on Pay Vote and Stockholder Engagement
At the 2021 Annual Meeting, our stockholders approved the compensation of our named executive officers on an advisory basis, with approximately 75.6% of the votes cast “For” such approval. The Compensation Committee interpreted stockholder approval of the executive compensation program at such a level as generally indicating that a majority of stockholders view our executive compensation program, plan design and governance as continuing to be well aligned with our stockholders, their investor experience and business outcomes. In addition, in response to this level of approval, we engaged in stockholder outreach targeting our stockholders holding an aggregate of over 40% of our common stock to give them the opportunity to provide feedback as we considered our Fiscal 2022 executive compensation program. What we heard was a desire, although not required as an emerging growth filer, to receive more information on our compensation philosophy and further explanation supporting our short-term and long-term incentives. Additionally, our Compensation Committee retained its independent compensation consultant, Korn Ferry, to evaluate our executive compensation program, including as compared to our peer group.
To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders.
Compensation Governance and the Compensation-Setting Process
Role of the Compensation Committee and Board of Directors
The Compensation Committee is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, reviewing Company and individual performance and determining and approving final pay outcomes for our named executive officers annually. As part of this process, it evaluates:
•Each executive officer’s role and responsibilities and performance in their role;
•Key historical Company performance metrics and forward-looking projections; and
•Compensation practices of the companies in our peer group and broader market data, where appropriate.
The Compensation Committee is also responsible for recommending grants of equity awards under our stock incentive plans to our Board for approval. Other responsibilities include, but are not limited to, reviewing and approving offer letters; designing the annual cash bonus program; and reviewing whether compensation programs encourage excessive risk-taking.
Roles of our Executive Officers
In discharging its responsibilities, the Compensation Committee works with members of management, including our Chief Executive Officer. As manager of the executive team, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other named executive officers. Other members of management support the Compensation Committee’s work by providing data, information and their perspective on the tax and human resources implications of our compensation programs. No named executive officer participates directly in final decisions regarding their compensation. The Compensation Committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.
Role of Compensation Consultant
The Compensation Committee retained Korn Ferry, a national compensation consulting firm, as its independent compensation consultant in October 2020. Korn Ferry reports directly to the Compensation Committee, which has the sole authority to retain, terminate and obtain the advice of Korn Ferry at the Company’s expense.
For Fiscal 2022, Korn Ferry reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:
•assisting in developing a peer group of publicly-traded companies to help us assess our compensation programs against the marketplace;
•assisting in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, development of applicable performance goals, as well as our equity strategy covering type of equity, dilution and grant levels; and
•meeting regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against peer companies.
After consideration of the independence assessment factors provided under the listing rules of NASDAQ and the standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee reviewed Korn Ferry’s independence and concluded that it is an independent advisor to the Company and that the work it performed during Fiscal 2022 did not raise any conflicts of interest.

Competitive Data
Our Board and Compensation Committee believe that competitive compensation data provides useful context in making compensation decisions. While our Board and Compensation Committee do not make decisions based solely on compensation data, they believe it is important in assessing the competitiveness of our compensation packages in a highly competitive labor market. Each year, the Compensation Committee considers various factors in assessing the competitiveness of our executive compensation program and the individual compensation of each of our executive officers. These factors include our performance against our internal strategic, operational and financial corporate goals, the mix of short-term cash and long-term equity compensation we provide, and a thorough review of compensation paid by peer companies to their named executive officers as compared to the compensation we pay to our named executive officers.
Peer Group
In May 2021, the Compensation Committee, with input from Korn Ferry, evaluated the Peer Group it had previously approved and used in setting executive compensation for Fiscal 2021, in line with Korn Ferry’s process set forth below.

Based on this evaluation, the Compensation Committee determined to utilize the same Peer Group of companies as it selected for Fiscal 2021 for setting executive compensation for Fiscal 2022. The Fiscal 2022 Peer Group includes the following companies:

• 8x8 Inc.	• Inseego Corp.
• Bandwidth Inc	• Interdigital Inc.
• Calix, Inc.	• Iridium Communications Inc.
• Casa Systems Inc.	• PagerDuty, Inc.
• Cerence, Inc.	• Rapid7, Inc.
• Cogent Communications Inc.	• Varonis Systems, Inc.
• Digi International Inc.	• Verra Mobility Corporation
• Everbridge, Inc.
In evaluating and approving the 2022 Peer Group, the Compensation Committee considered the unique characteristics of our assets, business model and market opportunities. Accordingly, the Compensation Committee acknowledged that the companies within the 2022 Peer Group do not necessarily have business operations and characteristics that are exactly comparable to ours. Notwithstanding this acknowledgment, with input from Korn Ferry, the Compensation Committee determined that the compensation practices and characteristics of the 2022 Peer Group provided it with some appropriate compensation benchmarks for evaluating and setting the compensation of our named executed officers during Fiscal 2022.

Compensation Elements
The annual compensation of our named executive officers consists of three principal elements: base salary, an annual performance-based bonus program, payable in cash and/or shares of common stock, and long-term equity awards consisting of time-based and/or performance-based equity awards. Given our desire to conserve our available cash for investing in our business plans, the Compensation Committee has generally offered the short-term cash elements of our executive compensation program at or below the median of the marketplace and, to encourage creating long-term value, offered the long-term equity awards above the median of the marketplace.

For Fiscal 2022, a portion of each named executive officer’s compensation was comprised of “at-risk” compensation, or compensation tied to the achievement of annual performance goals.
Base Salary
Base salaries are designed to provide a stable source of income for our named executive officers. In general, the initial base salary of each of our named executive officers is established through arms-length negotiations when the officer is hired. Our Compensation Committee reviews base salaries annually, with input from its compensation consultant. The base salaries of our executive officers are determined based on their job responsibilities, the rate of compensation paid by our peer group of companies to executive officers in the same or similar role, internal pay equity, our financial position, and our business performance. The Compensation Committee aims to set base salaries of our named executive officers between the 25th percentile and median of the marketplace, on average, except for Mr. Guttman-McCabe. To induce him to join the Company and leave his private practice, the Compensation Committee approved an above-median base salary for Mr. Guttman-McCabe when he joined the Company in October 2020.
For Fiscal 2022, the annual base salaries for our named executive officers, other than Mr. O’Brien, remained the same as those provided in Fiscal 2021. Mr. O’Brien’s Fiscal 2022 base salary was increased in recognition of his positive impact and contributions to the Company and to align it with external benchmarks.

Each named executive officer’s Fiscal 2022 base salary, as approved by the Compensation Committee, is set forth below:

Named Executive Officer	Fiscal 2021 Base Salary ($)	Fiscal 2022 Base Salary ($)	% Change
Mr. O’Brien	270,000	300,000	11.1
Mr. Schwartz	500,000	500,000	—
Mr. Guttman-McCabe	425,000	425,000	—
Mr. Gerbrandt	325,000	325,000	—
Mr. Gray	300,000	300,000	—
Short-Term Incentive Program
Through our short-term annual cash incentive program (the “Short-Term Incentive Program”), a portion of each named executive officer’s compensation is tied to achieving our annual performance goals. The Short-Term Incentive Program is designed to focus, incentivize and reward our executives in achieving key operational key performance indicators with the intent of increasing stockholder value. Each year, our CEO leads the development of the proposed performance goals for the Short-Term Incentive Program. Once developed, the goals are presented to the Compensation Committee for review, evaluation, and approval to ensure consistency with our Compensation Philosophy. The Compensation Committee also approves a percentage allocation to the performance components to determine how each executive officer’s bonus will be calculated at the end of the fiscal year. The target bonus amount for each named executive officer under the Short-Term Incentive Program is based on a percentage of the named executive officer’s base salary.
For Fiscal 2022, the Compensation Committee set the following target bonus amounts for our named executive officers:

Executives	Target Bonus (as a % of base Salary
Morgan E. O’Brien Executive Chairman	100%
Robert H. Schwartz President and Chief Executive Officer	100%
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	75%
Ryan L. Gerbrandt Chief Operating Officer	60%
Timothy A. Gray Chief Financial Officer	60%

For Fiscal 2022, the Compensation Committee established three categories of performance goals: (i) company performance goals, (ii) company financial targets and (iii) individual performance. The Compensation Committee assigned the below target weighting for these performance objectives. In the case of a named executive officer’s exceptional individual performance and significant individual contribution to our success, the Compensation Committee has the discretion to apply up to a 200% multiplier when determining the named executive officer’s level of achievement of the individual performance goal.
Company Performance
Our corporate performance objectives were focused on customer acquisition and tied to the amount of our total customer proceeds contracted during the fiscal year. For Fiscal 2022, the Compensation Committee set the target for 100% achievement of this company performance goal at $250.0 million in total proceeds.
The Compensation Committee expected that achieving our customer acquisition performance goal at the target level of performance would be challenging and require substantial and effective execution by our management team. During Fiscal 2022, we achieved $30.2 million in total customer proceeds contracted, resulting in 12% achievement of the target goal.
Financial Performance
For Fiscal 2022, the financial performance objectives under the Short-Term Incentive Plan were focused on Adjusted EBITDA and Cash Balance. The Compensation Committee set the Adjusted EBITDA target at $(34.9)

million and the Cash Balance target at $96.2 million, respectively, in each case, in order for maximum achievement of 100% for each performance goal. The Compensation Committee selected the financial metrics of Adjusted EBITDA and Cash Balance to focus our named executive officers on the critical strategic priorities of revenue growth, controlling operating costs and cash management.
In setting the financial performance goals, the Compensation Committee chose targets that it considered rigorous and challenging and would require exceptionally strong performance. Such goals took into account the relevant risks and opportunities and our business objectives. In particular, the Compensation Committee reviewed the relevant financial objectives in connection with the development of the fiscal year budget and considered various risks of achieving specific actions that underlie the targets, the implied performance relative to prior years, and risks associated with various macroeconomic factors.
Driven by the exceptional performance of our management team, both financial performance target goals were surpassed in Fiscal 2022, as we achieved Adjusted EBITDA of $(32.9) million (performance at 106% of the target goal) and ending Cash Balance of $105.6 million (performance at 110% of the target goal). As a result, our named executive officers were awarded at 100%.
The table below reconciles Adjusted EBITDA to our GAAP disclosure of net loss in (000’s):

For the year ended
March 31, 2022
Adjusted EBITDA(1):
Net Loss	($37,519)
Income tax expense	983
Interest (income) expense - net	(56)
Other (income) expense - net	(256)
Depreciation and amortization	1,450
(Gain)/loss from disposal of intangible assets - net	(11,102)
Stock-based compensation expense	13,625
Adjusted EBITDA	($32,875)

(1)We define Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest (income) expense-net, other (income) expense-net, (gain)/loss from disposal of intangible assets-net, income taxes and stock-based compensation.
Individual Performance
Under the Short-Term Incentive Program, our named executive officers were also incentivized by an individual performance measure. This component of the executive compensation program is included to provide a well-rounded assessment of executive performance encompassing leadership and the broad spectrum of responsibilities inherent in senior executive roles, resulting in an improved correlation between pay and performance.
Following Fiscal 2022, the Compensation Committee evaluated each named executive officer’s individual performance achievements during the year. Such evaluation considered a variety of factors, including, among other items, each named executive officer’s contribution towards growing stockholder value, increasing our brand awareness and industry impact, providing stable leadership through the COVID-19 pandemic and amid employee turnover, launching new customer pilot programs and obtaining new experimental licenses, and driving significant operational and product-related achievements.
In evaluating the performance of each of the named executive officers, the Compensation Committee also considered that we fell short of the contract proceeds corporate goal for Fiscal 2022. Although this outcome did not meet our performance threshold, the Compensation Committee also considered that the named executive officers actively drove and supported the growth in our customer pipeline, which now includes more than 60 utilities, with a total potential prepaid contract value well in excess of $3 billion dollars. The Compensation Committee determined that the performance of the named executive officers positioned us to achieve our long-term business objectives.
In the case of a named executive officer’s exceptional individual performance and significant individual contribution to our success, the Compensation Committee had the discretion to apply up to a 200% multiplier in determining the named executive officer’s level of achievement of the individual performance goal. The key considerations reviewed by our Compensation Committee for each named executive officer are set forth below.

Mr. O’Brien’s individual performance achievements evaluated by the Compensation Committee include:
•Advising CEO on long-term business strategy and customer contracts;
•Considering and evaluating additional spectrum opportunities and considerations;
•Representing Anterix at various industry speaking engagements;
•Supporting leading investor meetings and quarterly earnings calls; and
•Guiding strategic discussions with complex system incumbents.
Mr. Schwartz’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:
•Setting both the long-term and annual strategy and direction;
•Managing the corporate execution of operational and financial objectives;
•Successfully applied and delivered first broadband licenses to Ameren and collected cash milestones from Ameren and Evergy;
•Initiating our first ESG report and driving long-term strategy;
•Fostering 900 MHz spectrum adoption through partnerships and the Anterix Active Ecosystem Program;
•Publicly promoting our business through press interviews, webinars, conferences, and outreach; and
•Fostering investor and investment banking relationships.
Mr. Guttman-McCabe’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:
•Successfully secured federal legislative language supporting private utility broadband;
•Advocating at FCC for broadband filings and license issuance;
•Launching an internal Corporate Communications department;
•Successfully promoted Anterix and delivered on goals for raising our industry profile;
•Educating key policymakers at both the state and federal level to drive awareness of Anterix, grid modernization, and PLTE opportunities; and
•Expansion of an enhanced social media presence and the implementation of social media KPI.
Mr. Gerbrandt’s individual performance achievements evaluated by the Compensation Committee included:
•Progressing the customer pipeline, securing Evergy $30.2 million contract, managing the utility market awareness and building the commercial sales readiness departments;
•Restructuring and management of Anterix brand, website and customer facing marketing.
•Initiating and launching the Anterix Active Ecosystem Program across 80 members and adding the Anterix Security Collective with six leading cyber firms;
•Supporting the development of the 3GPP work item to support Anterix 900 MHz as 3 MHz x 3 MHz is considered for 5G; and
•Guiding us through numerous responses to RFPs, RFIs and customer pilots of 900 MHz.
Mr. Gray’s individual performance evaluation by the Compensation Committee included:
•Developing and implementing a share buyback program;
•Successfully managed the attainment of financial objectives through improved forecasting and planning;
•Investigating tax strategy with our tax attorneys and investment bankers to determine potential Anterix REIT status and use of NOLs;

•Directing investor relations to promote Anterix through analyst conferences, quarterly investor calls, individual meetings, and the production and publication of Investor Day;
•Transitioning of multiple large stockholders out of Company stock without significant share price disruption; and
•Completing internal full-scope IT security assessment and implementing all high-priority security enhancement recommendations in Fiscal 2022.
Following such evaluation process, the Compensation Committee determined each named executive officer’s individual performance resulted in those executives far exceeding their individual performance goals and, in light of the key contributions, significant efforts and outstanding performance of each of our named executive officers as described above, this resulted in a payout of 150% of the individual performance target (out of a possible 200%) to each named executive officer’s level of achievement.
Short-Term Incentive Payout
For Fiscal 2022, the Compensation Committee evaluated our achievement and financial performance goals under the Short-Term Incentive Program and each executive’s individual performance and awarded cash payouts to our executive officers as set forth below.

Executives	Adjusted EBITDA (15% Weighting)	Cash Balance (15% Weighting)	Company Performance Achievement (50% Weighting)	Individual Performance Achievement (20% Weighting up to 40% after applying multiplier)	Total Payout (% of Target)	Total Payout ($)
Morgan E. O’Brien Executive Chairman	15.0%	15.0%	6.0%	30.0%	66.0%	198,000
Robert H. Schwartz President and Chief Executive Officer	15.0%	15.0%	6.0%	30.0%	66.0%	330,000
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	15.0%	15.0%	6.0%	30.0%	66.0%	210,375
Ryan L. Gerbrandt Chief Operating Officer	15.0%	15.0%	6.0%	30.0%	66.0%	128,700
Timothy A. Gray Chief Financial Officer	15.0%	15.0%	6.0%	30.0%	66.0%	118,800
Long-Term Incentive Equity Compensation
Long-term equity incentives represent the third and largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Our Compensation Committee has found these equity types to be effective in aligning the interests of management, including our named executive officers, to company financial and business performance and to the creation of overall stockholder value, and to appropriately reward executives for growing our business. In order to emphasize this alignment in the long-term, the Compensation Committee generally positions long-term incentive awards in line with the 50th to 75th percentile range of our peer group.
Our equity incentive plan authorizes the Compensation Committee to issue both time-based and performance-based equity awards. For Fiscal 2022, our Compensation Committee determined to issue time-based equity awards (RSUs and stock options) to align the interests of executives with our stockholders, to promote retention and to reinforce an ownership culture and a commitment to our company.
CEO Awards
In Fiscal 2022, Mr. Schwartz, our President and CEO, received a time-based stock option to purchase 100,000 shares of Common Stock and a time-based RSU award covering 50,000 shares of Common Stock. Each award becomes 25% vested on August 23, 2022 (the first anniversary of the grant date of each award), with the remainder of each award vesting in three equal installments on the next three anniversaries of the grant date, subject to Mr. Schwartz’s continued service.
Given the proportion of his Fiscal 2021 equity awards subject to performance-based vesting, and to achieve a more balanced equity mix that incentivizes both performance and long-term retention, the Compensation Committee determined that it was appropriate to grant time-based awards to Mr. Schwartz during Fiscal 2022. Mr. Schwartz remains incentivized by challenging performance goals related to his Fiscal 2021 performance-

based equity awards. Specifically, in Fiscal 2021, the Compensation Committee awarded performance-based RSUs to Mr. Schwartz that vest based on our achievement of Cumulative Spectrum Proceeds Monetized (“CSPM”) over a four-year measurement period commencing on June 24, 2020, with 15,025 units vesting if the minimum CSPM level is achieved, 30,049 units vesting if the target CSPM metric is achieved, and up to 60,098 vesting if the maximum CSPM metric is achieved. In addition, in Fiscal 2021, the Compensation Committee awarded 45,000 performance-based RSUs to Mr. Schwartz as a one-time grant in recognition of his promotion to Chief Executive Officer. These performance-based RSUs vest based on our achievement of Total Stockholder Return levels (“TSR Levels”), which are calculated using a four-year compound annual growth rate and based on the average closing bid price per share of our common stock measured over a sixty-trading day period.
TSR Performance-Based RSUs
The performance-based RSUs can vest in a range of 25% to 350% of the 45,000 target units based upon achieving the TSR Levels as set forth in the chart below:

Four-Year CAGR Percentage	Stock Price Levels*	Percentage of Target Units Earned	Number of Vested Units*
30%	$128.52 (the “Maximum Stock Price Level”)	350%	157,500**
25%	$109.86	300%	135,000**
20%	$93.31	200%	90,000**
10%	$65.88	100%	45,000**
5%	Less than $54.70 (the “Minimum Stock Price Level”)	25%	11,250**

**The Vested Unit Levels listed here are cumulative. If we achieve the Minimum TSR Level, vesting of the units between TSR Levels will be determined through straight-line interpolation.
Other Named Executive Officers
In Fiscal 2022, Mr. O’Brien, our Executive Chairman, received a time-based stock option to purchase 65,768 shares of Common Stock, with 33 1/3% vesting on September 7, 2022, with the remaining shares vesting in two equal annual installments thereafter.
The Compensation Committee believes granting stock options to our CEO and Executive Chairman is appropriate at our current stage of growth. As we continue to grow and explore opportunities to expand our customer base, the setting of longer-term performance goals becomes challenging. The Compensation Committee believes that stock options are inherently performance-oriented and reflect strong alignment between our senior-most executives and our stockholders. These executives will only realize value on these awards if the share price appreciates over the grant date exercise price, with greater economics occurring at higher stock prices.
Beyond the CEO and Executive Chairman, in Fiscal 2022, our named executive officers received time-based RSUs. These awards were based on advice from our compensation consultant after a subjective review of each officer’s role, responsibilities and performance, each officer’s existing equity position, and each executive's valuable contributions and services during Fiscal 2021, including their critical assistance in driving us to achieve the Company's regulatory and business objectives, their individual performance, and our achievement of corporate performance goals in Fiscal 2021. These awards were granted in May 2021.
The RSU awards granted in Fiscal 2022 to our named executive officers (other than our CEO and Executive Chairman) were as follows:

Executive Officer	Number of RSUs(1)
Christopher Guttman-McCabe	21,740
Ryan L. Gerbrandt	26,087
Timothy A. Gray	19,566

(1)RSUs vest in equal annual installments over four years, subject to executive’s continued service to the Company.

Stock Ownership Guidelines
All of our executive officers are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to five times (5x) his base salary. Our Executive Chairman is required to beneficially own shares of our common stock with a value equal to three times (3x) his base salary. All other executive officers are required to beneficially own shares with a value equal to three times (3x) their base salary. Our executive officers have five (5) years to achieve their respective stock ownership guideline levels from their appointment or promotion date. As of the end of Fiscal 2022, each of our executive officers is in compliance with the stock ownership guidelines.
Employee Benefits
Retirement Benefits
We maintain a 401(k) plan for our employees, including our named executive officers. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. The company match for all employees participating in the 401(k) Plan is 3% of annual cash compensation, subject to certain limitations set forth under the 401(k) Plan and as apply under applicable law.
We do not provide any retirement benefits other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees. In the U.S., these benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, health savings account, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.
We design our employee benefits programs to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Employment Arrangements
We issue employment offer letters to all new employees, including each of our named executive officers setting forth the initial terms of the officer’s employment. Offer letters issued to our named executive officers provide that the officer’s employment will be "at-will" and may be terminated at any time and offer eligibility in our Anterix Executive Severance Plan.
Severance and Change in Control Protection
In March 2015, the Board of Directors adopted an Executive Severance Plan (as subsequently amended, the “Severance Plan”) and assigned the Compensation Committee as the administrator of the Plan. The Severance Plan, updated on July 27, 2021, and which replaced any prior existing employment agreements or severance arrangements with our executives, establishes the amount of severance payments and benefits available in the event of a: (i) termination of employment by us without Cause or by the participant for Good Reason (as such terms are defined in the Severance Plan) or (ii) termination of employment by us without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).
The primary purpose of the change in control benefits in these agreements is to keep our named executive officers focused on pursuing corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their job loss. We also believe it is necessary to offer these protections in order to offer competitive compensation packages.
For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Severance Arrangements with our Named Executive Officers” below.

Tax and Accounting Considerations
Generally, we review and consider the various tax and accounting implications of the compensation vehicles we use.
Deductibility of Executive Compensation
In approving the amount and form of compensation for our named executive officers, our Board and Compensation Committee consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code, which denies a publicly-traded corporation a federal income tax deduction on compensation over $1 million per year to certain designated executives. However, our Board and Compensation Committee believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though it may result in non-deductible compensation expense.
Accounting Implications
We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may realize another or no value at all from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.
Report of the Compensation Committee1
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2022 and included in this Proxy Statement.
The Compensation Committee of the Board of Directors:
Gregory A. Pratt (Chair)
Leslie B. Daniels
Gregory A. Haller

1 The material in this Compensation Committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Anterix Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2022, Fiscal 2021 and Fiscal 2020. The compensation described in this table does not include medical, group life insurance, or other benefits generally available to all our salaried employees.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (1) ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Morgan E. O’Brien Executive Chairman	2022	267,462		—	—		2,000,005		198,000	400	(4)	2,465,867
	2021	291,039		—	2,000,045	(3)	—		—	480	(4)	2,291,564
	2020	356,539		—	700,000		—		251,250	—		1,307,789
Robert H. Schwartz President and Chief Executive Officer	2022	501,923		—	2,850,000		2,850,000		330,000	480	(4)	6,532,403
	2021	461,923		—	4,401,342	(5)	3,023,055	(6)	500,000	480	(4)	8,386,800
	2020	349,154		—	680,000		—		230,000	—		1,259,154
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	2022	426,635		—	1,039,824		—		210,375	—		1,676,834
	2021	302,500	(7)	—	1,277,927	(8)	2,150,000	(9)	318,750	—		4,402,332
Ryan L, Gerbrandt Chief Operating Officer	2022	326,250		—	1,247,741		—		128,700	440	(4)	1,703,131
Timothy A Gray Chief Financial Officer and Principal Accounting Officer	2022	301,154		—	935,842		—		118,800	—		1,355,796
	2021	301,154		—	1,059,342		—		180,000	160	(4)	1,540,656
	2020	308,077		—	600,000		—		180,000	—		1,088,077
(1)The amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 11 - Stock Acquisition Rights, Stock Options, and Warrants of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 26, 2022. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance condition.
(2)The amounts shown reflect payments pursuant to the Company’s short-term incentive program. Under this program, the Company’s executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.
(3)Represents 40,065 time-based restricted stock units granted on June 24, 2020 and vesting on July 1, 2021.
(4)Represents reimbursement for home internet use for remote work due to the ongoing COVID-19 pandemic.
(5)Includes (i) $1,129,842, for the grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on our achievement of Cumulative Spectrum Proceeds Monetized, which assumed achievement at the target level (30,049 units); and (ii) $3,271,500 for the grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on our achievement of Total Stockholder Return levels, which was determined using a Monte Carlo valuation model. The grant date fair value of Mr. Schwartz’s performance-based restricted stock units that vest based on achievement of CSPM, assuming achievement at the maximum level (60,098 units), is $2,259,685.
(6)Represents a stock option to purchase 60,558 shares of Common Stock, with 25% of the option shares scheduled to vesting on July 1, 2021, and 25% vesting each year for the next three years thereafter.
(7)Includes $90,000 in consulting fees received prior to the executive’s employment start date.
(8)Represents 5,000 time-based restricted stock units granted on August 24, 2020, and were fully vested on December 15, 2020, and 30,572 time-based restricted stock units vesting in four equal yearly installments measured from October 22, 2020.
(9)Represents a stock option for 62,500 shares of common stock, vesting in four equal yearly installments measured from October 22, 2020.

2022 Grants of Plan-Based Awards
The following table provides certain information regarding each plan-based award granted to our named executive officers during Fiscal 2022. All of the non-equity incentive plan awards set forth below were made under our short-term incentive program. All stock option and RSU awards set forth below were made under our 2014 Stock Plan. For a description of the acceleration of vesting provisions applicable to the stock options and RSUs granted to our named executive officers, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

Name	Grant Date	Stock Awards: Number of Shares or Units(1)	Option Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(2)
Morgan E. O’Brien	9/7/2021		65,768	60.92	2,000,005

Robert H. Schwartz	8/23/2021	50,000	100,000	57.00	5,700,000
	N/A
Christopher E. Guttman-McCabe	5/5/2021	21,740			1,039,824
	N/A
Ryan L. Gerbrandt	5/5/2021	26,087			1,247,741
	N/A
Timothy A. Gray	5/5/2021	19,566			935,842
	N/A

(1)The amounts set forth in these columns represent RSUs and Stock Options granted to the named executive officers under the 2014 Stock Plan.
(2)The amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 11 - Stock Acquisition Rights, Stock Options, and Warrants of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on May 26, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers on March 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($) (1) (#)
Morgan E. O’Brien	—	—	—	—	—	—
	—	—	—	—	8,750 (2)	506,625
	—	—	—	—	5,244 (3)	303,628
	26,464 (4)	—	46.85	8/28/2025	—	—
	54,945	—	22.75	5/22/2027	—	—
	50,000	—	25.81	1/13/2026	—	—
	65,000	—	25.00	1/29/2025	—	—
	50,000	—	25.00	1/29/2025	—	—
	20,000	—	20.00	5/14/2024	—	—
	—	65,768 (5)	60.92	9/7/2031	—	—
Robert H. Schwartz	—	—	—	—	—	—	15,025 (6)	869,948
	—	—	—	—	—	—	11,250 (7)	651,375
	—	—	—	—	50,000 (8)	2,895,000
	15,140	45,418 (9)	49.92	6/24/2030	—	—
	—	—	—	—	8,500 (3)	492,150
	7,318 (4)	—	46.85	8/28/2025	—	—
	75,000	25,000 (10)	28.20	5/14/2028	—	—
	20,000	—	28.10	8/17/2027	—	—
	4,089	—	24.45	2/23/2026	—	—
	15,040	—	26.59	8/11/2025	—	—
	—	100,000 (11)	57.00	8/23/2031	—	—
Christopher E. Guttman-McCabe	11,750	—	25.75	2/28/2027	—	—
	8,000	—	32.50	2/6/2028	—	—
	6,715	—	42.14	2/12/2029	—	—
	15,625	46,875 (12)	34.40	10/22/2030	—	—
	—	—	—	—	22,929 (13)	1,327,589
	—	—	—	—	21,740 (14)	1,258,746
Ryan L. Gerbrandt	—	—	—	—	10,406 (15)	602,507
	—	—	—	—	26,087 (14)	1,510,437
Timothy A. Gary	50,000	—	20.00	5/14/2024	—	—
	—	—	—	—	3,356 (16)	194,312
	—	—	—	—	7,500 (17)	434,250
	—	—	—	—	13,532 (18)	783,503
	—	—	—	—	19,566 (14)	1,132,871

(1)The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by $57.90, the closing stock price of our common stock on March 31, 2022.
(2)RSUs granted on May 9, 2019 that vest, subject to continued service, as follows: 25% on each of May 15, 2020, May 17, 2021, May 16, 2022, and May 15, 2023.
(3)RSUs granted on August 6, 2018 that vest, subject to continued service, as follows: 25% on each of August 6, 2019, August 6, 2020, August 6, 2021, and August 6, 2022.
(4)Performance-based stock options issued on February 28, 2020, that vested upon the achievement of “target” performance goal by December 31, 2020. Under the target goal, 50% of the shares subject to the performance-based award vest upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications use and the lack of objection by the Anterix Board to the terms and conditions (including but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.
(5)Stock options granted on September 07, 2021 that vest, subject to continued service, as follows: 33.33% of each of September 07, 2022, September 07, 2023, and September 07, 2024.
(6)RSUs granted on December 31, 2020 that vest, subject to continued service, based on the achievement of a Cumulative Spectrum Proceeds Monetized (“CSPM”) metric over a four-year measurement period commencing on June 24, 2020, with no vesting occurring if the threshold CSPM metric is not achieved, 15,025 RSUs vesting if the threshold CSPM metric is achieved, 30,049 RSUs vesting if the target CSPM metric is achieved and 60,098 vesting if the maximum CSPM metric is achieved. The number of shares subject to the RSUs set forth in the table above and the corresponding value of such shares reflect vesting at the threshold level. As of March 31, 2022, no RSUs had become vested under this award. For a description of the acceleration of vesting provisions applicable to this RSU, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”
(7)RSUs granted on February 1, 2021 that vest, subject to continued service, based on the achievement of a Total Stockholder Return (“TSR”) metric over a four-year measurement period that is evaluated in relation to the average closing bid price per share of the Company’s common stock measured over a sixty-trading day period. RSUs are subject to vest in a range of 0% to 350% of the 45,000 target amount of RSUs based on the level of achievement of the TSR metric. The number of shares subject to the RSUs set forth in the table above and the corresponding value of such shares reflect vesting at the threshold level, which would result in 25% of the RSUs becoming vested. As of March 31, 2022, no RSUs had become vested under this award. For a description of the acceleration of vesting provisions applicable to this RSU, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”
(8)RSUs granted on August 23, 2021 that vest, subject to continued service, as follows: 25% on each of August 23, 2022, August 23, 2023, August 23, 2024, and August 23, 2025.
(9)Stock options granted on June 24, 2020 that vest, subject to continued service, as follows: 25% on each of July 1, 2021, July 1, 2022, July 1, 2023, and July 1, 2024.
(10)Stock options granted on May 14, 2018 that vest, subject to continued service, as follows: 50% on May 14, 2020 and 25% each on May 14, 2021 and May 14, 2022.
(11)Stock options granted on August 23, 2021 that vest, subject to continued service, as follows: 25% on each of August 23, 2022, August 23, 2023, August 23, 2024, and August 23, 2025.
(12)Stock options granted on October 22, 2020 that vest, subject to continued service, as follows: 25% on each of November 15, 2021, November 15, 2022, November 15, 2023, and November 15, 2024.
(13)RSUs granted on October 22, 2020 that vest, subject to continued service, as follows: 25% on each of November 15, 2021, November 15, 2022, November 15, 2023, November 15, 2024.
(14)RSUs granted on May 5, 2021 that vest, subject to continued service, as follows: 25% on each of May 15, 2022, May 15, 2023, May 15, 2024 and May 15, 2025.
(15)RSUs granted on February 28, 2020 that vest, subject to continued service, as follows: 25% on each of February 15, 2021, February 15, 2022, February 15, 2023, and February 15, 2024.
(16)RSUs granted on August 6, 2018 that vest, subject to continued service, as follows: 25% on each of August 06, 2019, August 06, 2020, August 06, 2021 and August 06, 2022.
(17)RSUs granted on May 9, 2019 that vest, subject to continued service, as follows: 25% on each of May 15, 2020, May 15, 2021, May 15, 2022 and May 15, 2023.
(18)RSUs granted on May 6, 2020 that vest, subject to continued service, as follows: 25% on each of May 15, 2021, May 15, 2022, May 15, 2023 and May 15, 2024.

Fiscal 2022 Option Exercises and Stock Vested
The following table provides information regarding the number of shares each of our named executive officers acquired upon exercise of stock options and the vesting of RSUs during Fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Morgan E. O’Brien	81,666	2,482,489	49,683	2,914,058
Robert H. Schwartz	80,871	2,516,506	6,723	322,704
Christopher E. Guttman-McCabe	—	—	7,643	469,662
Ryan L. Gerbrandt	—	—	5,203	289,287
Timothy A. Gray	—	—	13,814	691,369

(1)Number of shares acquired on exercise represent options that were exercised in Fiscal 2022.
(2)Amounts are calculated as the difference between the market price of our common stock at the time of exercise and the exercise price of the stock option.
(3)Number of shares acquired on vesting represent RSUs that vested in Fiscal 2022.
(4)Amounts are calculated by multiplying the number of shares vested by our closing stock price on the date of vesting or by the closing stock price the next day the stock market was open.
Severance Arrangements with our Named Executive Officers
Executive Severance Plan
Under our Severance Plan, our named executive officers are entitled to receive cash severance and related benefits and vesting acceleration of equity awards in the event of a termination of employment without Cause or for Good Reason. In order to receive such severance payments and benefits, the named executive officer generally must execute and allow to become effective a general release of claims against us and comply with the restrictive covenants set forth in our Severance Plan.
For purposes of the Severance Plan, each of our named executive officers has been classified as a Tier 1 Executive. Upon termination of employment without Cause or for Good Reason, each named executive officer is eligible for: (1) a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months (the “Cash Severance”), (2) a pro-rated target bonus for the fiscal year in which the termination occurs, paid at the time at which bonuses are paid to actively employed executives for such fiscal year, (3) pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based services between the prior vesting date and next vesting date and, with respect to any time-based stock option awards, a nine-month time period to exercise, and (4) continued payment of the named executive’s officers health plan premiums for a maximum of 18 months and outplacement assistance for a period of 12 months at a cost not exceeding $25,000. If within six months following such termination, we are subject to a Change in Control (as defined in the Severance Plan), then the terminated named executive officer’s outstanding equity awards will become fully vested and, with respect to any stock option awards, the named executive officer will have a two-year period to exercise.
Upon termination of a named executive officer’s employment without Cause or for Good Reason within 24 months after a Change in Control, they are eligible for the severance payments and benefits described above, except that: (1) the Cash Severance and pro-rated target bonus are paid in a lump sum, and (2) all of the named executive officer’s outstanding equity grants become fully vested and, with respect to any stock options, the named executive officer will have a two-year period to exercise.
For purposes of the Severance Plan, “Cause” with respect to our named executive officers is defined as the named executive officer’s: (i) willful and continued failure to perform substantially their duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board no earlier than thirty (30) days after a written demand for substantial performance is delivered to the named executive officer, which specifically identifies the manner in which the Company believes that they have willfully and continuously failed to perform substantially their duties with the Company (provided, however, that the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the named executive officer to perform their duties); (ii) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or their ability to perform their duties with the Company; (iii) conviction (including a plea of guilty or nolo contendere) of a felony; (iv) breach of any written agreement between them and the Company or their failure or refusal to comply with the procedures and policies of the Company which, in each case, materially harms the Company; or (v) material breach of the restrictive covenants in the Severance Plan (subject to the cure provisions provided for in the Severance Plan).
For purposes of the Severance Plan, “Good Reason” with respect to our named executive officers is defined as, without the named executive officer’s consent: (i) a material diminution in their annual base salary, other than a material diminution that results from a determination by both the President and Chief Executive Officer of the Company and the Company’s Executive Chairman that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in their authority, duties, or responsibilities, which shall include: (A) if the named executive officer is a member of the Board, any failure of the Board to appoint or the stockholders of the Company to elect them as a member of the Board, or any removal of them from the Board for reasons other than Cause, and (B) following a Change in Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses; or (iii) any requirement that they relocate, by more than fifty (50) miles, the principal location from which they performs services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control. It is a condition precedent to a named executive officer’s right to terminate employment for Good Reason (before or after a Change in Control) that: (i) they shall have first given the Company written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after they becomes aware or should have become aware of such breach, and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within fifteen (15) days after receipt of such notice.
The Severance Plan also provides that, in the event that the payments and benefits provided under the Severance Plan, together with all other payments and benefits received or to be received by a named executive officer constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the payments and benefits provided under the Severance Plan or other payments and benefits payable to the named executive officer will be made either: (i) in full; or (ii) as to such lesser amount as would result in no portion of the such payments and benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the named executive officer on an after-tax basis, of the greatest amount of such payments and benefits, notwithstanding that all or some portion of the payment and benefits may be subject to the Excise Tax.
Performance-Based Equity Awards
Between December 2020 and February 2021, the Compensation Committee awarded two performance-based RSUs to Mr. Schwartz, each of which vests based on the achievement of certain performance goals applicable to such performance-based RSU. The award agreement for each performance-based RSU provides that the treatment of such RSU award upon an Involuntary Termination, a Change in Control, or an Involuntary Termination in connection with a Change in Control will be governed by the terms set forth in such award agreement rather than the terms of the Severance Plan.
TSR Performance-Based RSU Award
One of the performance-based RSU awards granted to Mr. Schwartz vests based on our achievement of stock price levels calculated using a four-year compound annual growth rate (the “TSR Award”). The TSR Award vests based on measuring the highest average stock price achieved by the Company during any sixty-day period through the applicable determination date against the stock price performance levels set forth in the TSR Award. The end measurement date under the TSR Award is February 1, 2025. The number of RSUs that may vest under the TSR Award ranges from 25% (if the minimum stock price level is achieved) to 350% (if the maximum stock price level is achieved) of the 45,000 target RSUs granted under the TSR Award. As of March 31, 2022, no RSUs subject to the TSR Award had become vested.
Involuntary Termination Only
In the event Mr. Schwartz is subject to an Involuntary Termination prior to February 1, 2025, the TSR Award is subject to accelerated vesting based on a measurement of the highest stock price level achieved by the Company during any sixty-day period prior to the date of Mr. Schwartz’s Involuntary Termination against the stock price performance levels set forth in the TSR Award; provided that, in connection with an Involuntary Termination: (1) the stock price levels are to be recalculated using a compound annual growth rate over the period from February 1, 2021, through the date of the Involuntary Termination, rather than a four-year performance period, and (2) the number of RSUs that become vested under the TSR Award is to be reduced proportionately to reflect the shorter performance period.
Change in Control Only
If we consummate a Change in Control prior to February 1, 2025, and Mr. Schwartz has remained in continuous service as our President and Chief Executive Officer through the date of such Change in Control, then the TSR Award is subject to accelerated vesting based on a measurement of the actual price per share paid to the public holders of our common stock pursuant to the definitive agreement or the final tender offer for such Change of Control transaction against the stock price performance levels set forth in the TSR Award.
Involuntary Termination followed by a Change in Control
In the event Mr. Schwartz is subject to an Involuntary Termination prior to February 1, 2025, and less than six months prior to the consummation of a Change in Control, then the TSR Award will remain outstanding following such termination and is subject to accelerated vesting as described above in “Change in Control Only”; provided, however, if the Change in Control does not occur until after February 1, 2025, then, on February 1, 2025, the TSR Award will be subject to vesting based on the achievement of the stock price performance levels and based on using February 1, 2025, as the determination date.
CSPM Performance-Based RSU Award
The other performance-based RSU granted to Mr. Schwartz vests based on the level of achievement of CSPM by the Company over a four-year measurement period commencing on June 24, 2020 and ending on June 24, 2024 (the “CSPM Award”). Under the CSPM Award, Mr. Schwartz can vest in 15,025 RSUs (if the minimum CSPM level is achieved), an aggregate of 30,049 RSUs (if the target CSPM level is achieved) and up to an aggregate of 60,098 RSUs (if the maximum CSPM level is achieved). CSPM is calculated based on the cumulative sum of contract proceeds from all revenue-generating contracts executed by the Company from June 24, 2020, through the applicable determination date. As of March 31, 2022, no RSUs subject to the CSPM Award had become vested.
Involuntary Termination Only
In the event Mr. Schwartz is subject to an Involuntary Termination prior to June 24, 2024, then the CSPM Award is subject to accelerated vesting based on a measurement of the actual CSPM level achieved by the Company as of the date of Mr. Schwartz’s Involuntary Termination against the CSPM performance levels set forth in the CSPM Award.
Change in Control Only
If we consummate a Change in Control prior to June 24, 2024 that results in a price per share paid to our stockholders equal to or greater than $100 per share, and Mr. Schwartz has remained in continuous service as our President and Chief Executive Officer through the date of such Change in Control, then CSPM Award will vest with respect to 60,098 RSUs.
Involuntary Termination with a Change in Control
In the event Mr. Schwartz is subject to an Involuntary Termination either: (i) less than six (6) months prior to a Change in Control or (ii) less than twenty-four months after a Change in Control, then the CSPM award will become vested in the greater of: (A) 30,049 RSUs or (B) a number of RSUs determined by measuring the actual CSPM level achieved by the Company as of the date of the Involuntary Termination against the CSPM performance levels set forth in the CSPM award agreement.

The following table reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on March 31, 2022 (the last day of Fiscal 2022).

Name	Acceleration on Vesting (1)
	Stock Options ($)	RSU’S & PSU’s ($)	Base Salary (2) ($)	Health Benefits(3) ($)	Other (4) ($)	Total ($)
Morgan E. O’Brien
Severance absent a change of control	—	434,602	600,000	40,591	625,000	1,700,193
Severance in connection with a change of control	—	810,253	600,000	40,591	625,000	2,075,844
Robert H. Schwartz
Severance absent a change of control	1,275,471	4,850,814	1,000,000	40,591	1,025,000	8,191,876
Severance in connection with a change of control	8,141,891	5,778,362	1,000,000	40,591	1,025,000	15,985,844
Christopher E. Guttman-McCabe
Severance absent a change of control	137,695	509,727	850,000	40,591	662,500	2,200,513
Severance in connection with a change of control	1,101,563	2,586,335	850,000	40,591	662,500	5,240,989
Ryan L. Gerbrandt
Severance absent a change of control	—	396,351	650,000	40,591	415,000	1,501,942
Severance in connection with a change of control	—	2,112,945	650,000	40,591	415,000	3,218,536
Timothy A. Gray
Severance absent a change of control	—	827,574	600,000	40,591	385,000	1,853,165
Severance in connection with a change of control	—	2,544,908	600,000	40,591	385,000	3,570,499
(1)Represents value of immediate vesting of unvested stock options and stock awards, in accordance with the severance plan. Absent a change in control, time-based awards will vest on a pro-rated basis based on a named executive officer’s length of service to us since the grant date. In connection with a change of control, all time-based awards will become fully vested. With respect to Mr. Schwartz’s performance-based RSU awards, the amount of any vesting acceleration with respect to any Change of Control was calculated assuming that the per share price received by our public stockholders would be equal to $57.90 (the closing price of our common stock on March 31, 2022). The market value of the stock awards and stock options is determined by multiplying the number of shares underlying the stock award or stock option that are subject to acceleration upon the termination or change of control (as applicable) by $57.90, the closing stock price of our common stock on March 31, 2022, and, with respect to stock options, reducing such amount by the exercise price applicable to such accelerated shares.
(2)Represents two (2) times annual base salary.
(3)Reflects sum of the cost of continued health benefits for a total of 18 months (based on the cost for such benefits for Fiscal 2023).
(4)Represents sum of: (i) two (2) times targeted annual cash bonus, and (ii) a pro-rated target bonus for the fiscal year in which the termination occurs. Because it is assumed for purposes of the above table that the termination would occur on the last day of Fiscal 2022, the target annual cash bonus amount for Fiscal 2022 is included above and (iii) estimated outplacement support fees of $25,000.
CEO Pay Ratio
Under the SEC’s rules, we are required to identify our median employee only once every three years and to calculate annual total compensation for that employee each year, referred to as “pay-ratio” disclosure, as long as, during Fiscal 2022, there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay-ratio disclosure. We have opted to identify our median employee for Fiscal 2022 based on our employee population as of March 31, 2022, as described below.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions.
For purposes of identifying our “median employee,” we used our employee population as of March 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•We calculated the Fiscal 2022 annual total compensation of each employee, excluding Mr. Schwartz, our President and CEO, as the sum of: (1) annual base salary for permanent salaried employees, or hourly rate multiplied by the expected annual work schedule for hourly employees; (2) target annual cash incentive compensation, if applicable; and (3) grant date fair value of equity awards granted during the year.
•In identifying the median employee, we annualized the compensation values of individuals who joined our Company during Fiscal 2022.
We calculated the annual total compensation for Fiscal 2022 for such employee using the same methodology we used for our named executive officers as set forth in the Summary Compensation Table above. For Fiscal 2022, the annual total compensation for Mr. Schwartz and our median employee were $6.5 million and $0.3 million, respectively. Accordingly, the resulting ratio of the two amounts is approximately 24:1. We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.
Equity Compensation Plan Information
We award stock options and restricted stock units to our employees meeting certain eligibility requirements under plans approved by our stockholders in 2010 and 2014, referred to as the “2010 stock option plan” and “2014 stock option plan,” respectively.
The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2022:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,040,023	$33.43	1,216,868 (2)
Equity compensation plans not approved by security holders	—	—	—
(1)Does not take into account outstanding restricted stock units.
(2)Historically, the number of shares reserved under the 2014 Stock Plan was increased, based on Board approval, each January 1 by an amount equal to the lesser of: (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by the Board (the “evergreen provision”). Effective January 1, 2021, the Board elected to increase the shares authorized under the 2014 Stock Plan by 879,216 shares, which represented 5% of the Company’s common stock issued and outstanding as of December 31, 2020. On June 15, 2021, the Compensation Committee of the Board approved Amendment No. 1 to 2014 Stock Plan to eliminate the evergreen provision for all future years (i.e., January 1, 2022 through January 1, 2024).

Certain Relationships and Related Transactions
Related Party Transaction Policy
Pursuant to our Code of Business Conduct and Ethics and Related Party Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates where the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, considering known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.
No Related Party Transactions
At the end of each fiscal year, each director and officer must respond to a questionnaire that requires them to identify certain information about their immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Anterix (or any subsidiary or affiliate of Anterix) and that individual, his or her immediate family, or any entity with which he, she or such immediate family member is associated. All responses to the questionnaires are reviewed by the Chief Legal Officer and Corporate Secretary and shared with our President and CEO as appropriate. In addition, we independently search our records for potential transactions with known related parties. Based upon such review, there were no related party transactions with respect to persons who were officers or directors during Fiscal 2022.

Ratification of Appointment of Independent
Registered Public Accounting Firm
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2023.

Voting and Board Recommendation
At the Annual Meeting, we are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2023, because we value our stockholders’ views on our independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise. However, the Audit Committee will reconsider the appointment if our stockholders do not ratify it at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders. Our Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2022.
During Fiscal 2022 and Fiscal 2021, neither the Company nor anyone on our behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
Representatives of Grant Thornton are expected to attend the Annual Meeting, have the opportunity to make statements if they desire to do so, and respond to appropriate questions.
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.
The Board of Directors unanimously recommends that the stockholders vote for the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 ("Fiscal 2023").

ü✓	THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF GRANT THORNTON LLC AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2023

Audit-Related Matters
The Audit Committee is responsible for approving the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
The Audit Committee intends to meet with Grant Thornton on a quarterly or more frequent basis, as the Audit Committee did in Fiscal 2022. At such times, the Audit Committee has reviewed the services performed by Grant Thornton, as well as the fees charged for such services.
Principal Accountant Fees and Services
The following table shows the aggregate fees we paid or accrued for the audit and other services provided by Grant Thornton for Fiscal 2022 and Fiscal 2021.

	2022	2021
Audit fees (1)	$620,500	$370,500
Audit-related fees (2)	—	31,500
Tax fees	—	—
Other fees (3)	—	—
Total	$620,500	$402,000

(1)Audit Fees: Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements. The increase in audit fees in Fiscal 2022 was due to the Company’s transition to large accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder.
(2)Audit-Related Fees: We did not incur any audit-related fees in Fiscal 2022. For Fiscal 2021, audit-related fees include reviewing comfort letters associated with public offering.
(3)All Other Fees: We did not incur any other fees in Fiscal 2022 or Fiscal 2021.
Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors
The Audit Committee has determined that all services provided by Grant Thornton to date were compatible with maintaining the independence of such audit firm. The Audit Committee charter requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

Report Of The Audit Committee2
The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 26, 2022.
The Audit Committee currently consists of four directors, each of whom is an “independent director” as defined under the listing standards of NASDAQ and the rules and regulations of the SEC. The Board has determined that Gregory Pratt and Paul Saleh are ‘‘audit committee financial experts’’ within the meaning of rules adopted by the SEC. The Audit Committee acts pursuant to a written charter adopted by our Board. A copy of the charter is available on our website at www.anterix.com.
Our Audit Committee oversees our financial reporting process on behalf of our Board. Management is responsible for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended March 31, 2022, Grant Thornton, was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.
Review with Management
The Audit Committee reviewed and discussed the audited financial statements with management of the Company.
Review and Discussions with Independent Accountants
The Audit Committee met with Grant Thornton to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Grant Thornton the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with Grant Thornton, with and without management present, to discuss the overall scope of Grant Thornton’s audit, the results of its examinations and the overall quality of our financial reporting. The Audit Committee received the written disclosures and the letter from Grant Thornton required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Grant Thornton its independence and satisfied itself as to the independence of Grant Thornton.
Conclusion
Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board (and the Board subsequently approved) that the audited financial statements for the fiscal year ended March 31, 2022 be included in our Annual Report on Form 10-K and filed with the SEC.
In addition, the Audit Committee selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022. The Board recommends that our stockholders ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
The Audit Committee of the Board of Directors:
Paul Saleh, Chair
Gregory A. Haller
Gregory A. Pratt
Mahvash Yazdi

2 The information contained in this Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management:
The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table, (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our Common Stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 15, 2022, and are based on 18,945,840 shares of common stock outstanding as of June 15, 2022. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

Name of Beneficial Owner Directors and Executive Officers	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)
Morgan E. O’Brien(3)	267,772	1.40%
Robert H. Schwartz(4)	182,743	*
Ryan Gerbrandt	10,337	*
Timothy A. Gray(5)	87,977	*
Christopher Guttman-McCabe(6)	56,332	*
Leslie B. Daniels(7)	37,906	*
Gregory A. Haller(7)	8,610	*
Singleton B. McAllister(8)	11,242	*
Gregory A. Pratt (7)	5,135	*
Paul Saleh(7)	15,371	*
Mahvash Yazdi(7)	4,834	*
All active directors and executive officers as a group (12 persons)(9) 5% or more Stockholders (not disclosed above)	688,259	3.53%
Owl Creek Asset Management L.P.(10)	5,411,738	28.56%
Morgan Stanley(11)	1,265,348	6.68%
(1)* Represents less than 1% of the number of shares of our common stock outstanding as of June 15, 2022.
(2)We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable or to be settled within 60 days from June 11, 2021, are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(3)Includes (i) 20,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018 at an exercise price of $20.00 per share, (ii) 165,000 shares of common stock underlying an option that were all exercisable as of January 29, 2019 at an exercise price of $25.00 per share, (iii) 50,000 shares of common stock underlying an option that were all exercisable as of January 13, 2020 at an exercise price of $25.81, (iv) 54,945 shares of common stock underlying an option that were all exercisable as of May 22, 2020 at an exercise price of $22.75, (v) 5,244 restricted shares to be released on August 6, 2022, and (vi) 26,464 performance options that are exercisable as of August 29, 2020, at an exercise price of $46.85.
(4)Includes (i) 70,000 shares of common stock underlying an option that are exercisable on August 3, 2019 at an exercise price of $26.59, (ii) 30,000 shares of common stock underlying an option that were exercisable as of February 23, 2020 at an exercise price of $24.45 per share, (iii) 15,000 shares of common stock underlying an option that are exercisable on August 18, 2020 at an exercise price of $28.10, with 5,000 additional shares vesting in one annual installment, (iv) 75,000 shares of common stock underlying an option that are exercisable on May 14, 2020 at an exercise price of $28.20 with 25,000 additional shares vesting in one annual installment, (v) 7,318 performance options that are exercisable on August 29, 2020, at an exercise price of $46.85 and (vi) 15,139 shares of common stock underlying an option that will be exercisable on July 1, 2022 at an exercise price of $49.92.
(5)Includes (i) 50,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018, at an exercise price of $20.00 per share and (ii) 3,356 restricted stock units to be released on August 6, 2022.
(6)Includes (i) 11,750 shares of common stock underlying an option that were all exercisable as of January 1, 2018, at an exercise price of $25.75, (ii) 8,000 shares of common stock underlying an option that were all exercisable as of December 31, 2018, at an exercise price of $32.50, and (iii) 6,715 shares of common stock that were all exercisable as of January 1, 2020, at an exercise price of $42.14.
(7)Includes 2,834 restricted shares to be released on August 6, 2022.
(8)Includes 3.334 restricted shares to be released on August 6, 2022.
(9)Includes shares owned by and granted to our current and active executive officers and directors.
(10)The shares are held directly by Owl Creek I, L.P., a Delaware limited partnership (“Owl Creek I”), Owl Creek II, L.P., a Delaware limited partnership (“Owl Creek II”), Owl Creek Overseas Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek Overseas”), Owl Creek SRI Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek SRI”), Owl Creek Credit Opportunities Master Fund, L.P., a Cayman Islands exempted limited partnership (“Owl Creek Credit Fund”) and Owl Creek Special Situations Fund, L.P., a Delaware limited partnership (“Owl Creek Special Situations,” and together with Owl Creek I, Owl Creek II, Owl Creek Overseas, Owl Creek SRI and Owl Creek Credit Fund, the “Owl Creek Funds”). Owl Creek Advisors, LLC (“Owl Creek Advisors”) serves as the general partner of, and has the power to direct the affairs of, Owl Creek I, Owl Creek II, Owl Creek Credit Fund and Owl Creek Special Situations. Owl Creek Asset Management, L.P. (the “Investment Manager”) serves as the investment manager to, and has the power to direct the investment activities of, each of the Owl Creek Funds. Jeffrey A. Altman is the managing member of Owl Creek Advisors and the managing member of the general partner of the Investment Manager. Jeffrey A. Altman, Owl Creek Asset Management, L.P., and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders, except as to such extent of their respective pecuniary interest in the shares. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.
(11)The shares are held by Morgan Stanley Investment Management Inc, a wholly-owned subsidiary of Morgan Stanley. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
Stock Ownership Guidelines: Our executive officers and directors are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer must beneficially own shares of our common stock with a value equal to five times (5x) his base salary. All other executive officers must beneficially own shares with a value equal to three times (3x) their base salary. Non-employee Directors must beneficially own shares of our common stock with a value equal to three times (3x) their annual cash retainer. Our executives and directors have five (5) years to achieve their respective stock ownership guideline levels from their appointment or promotion date. As of the end of Fiscal 2022, each executive officer is in compliance with the stock ownership guidelines, and each non-employee director is in compliance with the stock ownership guidelines.
Changes in Control: We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of ten percent (10%) or more of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities. Based on a review of the copies of the reports furnished to us, the Reporting Persons complied with all applicable Section 16(a) filing requirements, except for one Form 4 report we filed late on behalf of Leslie B. Daniels on June 22, 2021, due to an administrative error. This Form 4 reported purchases of shares of our common stock by Mr. Daniels on November 18, 2020.
Additional Information
These proxy materials are provided to you in connection with the solicitation by the Board of Directors of Anterix Inc. for proxies to be voted at the 2022 Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Daylight Time on August 10, 2022, via the internet at www.virtualshareholdermeeting.com/atex2022 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2022 Annual

Meeting of Stockholders (the “Notice”). References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.
You may attend the Annual Meeting only if you were a stockholder of record as of the Record Date (June 15, 2022) or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/atex2022 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name and you wish to vote your shares electronically at the Annual Meeting, you will need to first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.
You should give yourself plenty of time to log into the virtual meeting platform and ensure that you can hear audio before the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes before the start of the Annual Meeting.
If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/atex2022, type your question into the “Ask a Question” field, and click “Submit.” We will address questions and comments submitted via the virtual meeting platform pertinent to Annual Meeting matters during the meeting. Consistent with our approach when Annual Meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.
Record Date
Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on June 15, 2022 are entitled to vote on the proposals presented at the Annual Meeting. As of June 15, 2022, 18,945,840 shares of our Common Stock were issued and outstanding.
Quorum
The presence, either online or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
The Annual Meeting may be adjourned or postponed from time to time, and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.
Stockholders of Record
You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card. All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023, and in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
Shares Held in Street Name
You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from that organization.

As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote your shares electronically at the Annual Meeting, you will not be permitted to do so during the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.
If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee, or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”
Broker Non-Votes
Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present online or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, banks, trustees, and other nominees, these entities have the discretion to vote on routine matters but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals are considered non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on these non-routine matters, your shares will not be voted either for or against our director nominees or for or against the advisory approval of the compensation to our named executive officers.
Voting Matters
Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting. For ten (10) days preceding the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. To the extent office access is impracticable due to the COVID-19 pandemic, you may email us at bbell@anterix.com. The list of stockholders will also be available during the Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/atex2022.
There are three proposals scheduled to be voted on at the Annual Meeting:
1.to elect eight directors to hold office until the 2023 Annual Meeting of stockholders and until their respective successors are elected and qualified;
2.to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
3.to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
Our Board Recommends a Vote “FOR” Each of the Proposals
Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present and voting or represented by proxy and entitled to vote at the Annual Meeting. Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote.
Other Matters
We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
Proxy Solicitation
We will bear the expenses of calling and holding the Annual Meeting and soliciting proxies therefor. In addition to being mailed directly to stockholders, this Proxy Statement and the accompanying materials will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of common stock. We will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. In addition, we have hired Broadridge Investor Communications Solutions, Inc., at an estimated cost of $10,000 plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.
Stockholder Proposals for 2023 Annual Meeting
Stockholders interested in submitting a proposal for consideration at our 2023 Annual Meeting must do so by sending the proposal to our Chief Legal Officer and Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under SEC Regulation 14A-8, the deadline for submitting proposals to be included in our proxy materials for the 2023 Annual Meeting is March 2, 2023. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting, any such stockholder proposal must be received by our Chief Legal Officer and Corporate Secretary on or before March 2, 2023, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after March 2, 2023, will be considered untimely and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.
Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date of the 2022 Annual Meeting (i.e., August 10, 2023) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received by the Company on or after April 12, 2023, but no later than May 12, 2023. If the date of the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the one year anniversary of the 2022 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than June 11, 2023. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws by contacting our Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.
Householding Of Annual Meeting Materials
We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Notice and Proxy Statement or a single set of our proxy material, as applicable. Each stockholder continues to receive a separate proxy card. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of distributing documents related to the Annual Meeting. If you reside at the same address as another Anterix Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn: Chief Legal Officer and Corporate Secretary, (973) 255-4945. Upon your request, we will deliver a separate copy to you.
Some brokers household proxy materials, delivering a single Proxy Statement or Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or Notice, please notify your broker directly. You may also write to Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004, Attention: Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Anterix Inc. at the contact information listed above, to request information about householding.
Annual Report On Form 10-K
We filed an Annual Report on Form 10-K for the year ended March 31, 2022 with the SEC, which is accessible free of charge on our website at www.anterix.com under Investors—Financials—Annual Reports & Proxies. A copy of our Annual Report on Form 10-K will also be made available (without exhibits) free of charge to interested stockholders upon written request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
Forward-Looking Statements
Certain statements contained in this Proxy Statement and the accompanying letters, other than historical information, constitute forward-looking statements. Any such forward-looking statements are based on our management’s current expectations and are subject to many risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. The risks and uncertainties that may affect our future results of operations are identified and described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 26, 2022. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Gena L. Ashe
Chief Legal Officer and Corporate Secretary
June 30, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATEX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88863-P74914 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ANTERIX INC.

The Board of Directors recommends you vote FOR the following director nominees:

		For	Against	Abstain
1a.	Morgan E. O'Brien	☐	☐	☐
1b.	Robert H. Schwartz	☐	☐	☐
1c.	Leslie B. Daniels	☐	☐	☐
1d.	Gregory A. Haller	☐	☐	☐
1e.	Singleton B. McAllister	☐	☐	☐
1f.	Gregory A. Pratt	☐	☐	☐
1g.	Paul Saleh	☐	☐	☐
1h.	Mahvash Yazdi	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2 and proposal 3:

NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D88864-P74914

ANTERIX INC.
2022 Annual Meeting of Stockholders
August 10, 2022 9:30 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert H. Schwartz and Gena L. Ashe, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Anterix Inc. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Daylight Time on August 10, 2022, via the Internet at www.virtualshareholdermeeting.com/ATEX2022, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 9, 2022.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.